FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Alternatively, please click here http://www.bearstearns.com/prospectus/bsabs or visit the website “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The certificates referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell certificates to you is conditioned on the certificates having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$695,773,000
(Approximate)

Morgan Stanley Structured Trust I 2007-1
Issuing Entity

Asset-Backed Certificates, Series 2007-1

Wells Fargo Bank, National Association
Master Servicer and Securities Administrator

Morgan Stanley Mortgage Capital Holdings LLC
Sponsor

Bear Stearns Asset Backed Securities I LLC
Depositor

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the base prospectus:

Class	Original Certificate Principal Balance (4)	Pass-Through Rate	Class	Original Certificate Principal Balance (4)	Pass-Through Rate
Class A-1	$315,835,000	(1)(2)(3)	Class M-4	$13,967,000	(1)(2)(3)
Class A-2	$26,710,000	(1)(2)(3)	Class M-5	$11,762,000	(1)(2)(3)
Class A-3	$127,595,000	(1)(2)(3)	Class M-6	$7,719,000	(1)(2)(3)
Class A-4	$78,612,000	(1)(2)(3)	Class B-1	$11,394,000	(1)(2)(3)
Class M-1	$37,858,000	(1)(2)(3)	Class B-2	$9,189,000	(1)(2)(3)
Class M-2	$27,566,000	(1)(2)(3)	Class B-3	$12,129,000	(1)(2)(3)
Class M-3	$15,437,000	(1)(2)(3)			(1)(2)(3)
(1) The pass-through rates on these classes of certificates are adjustable or variable rates based on One-Month LIBOR as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
(2) Subject to a cap as described in this free writing prospectus.
(3) Subject to a step-up if the optional termination right is not exercised.
(4) Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

Credit enhancement will be provided by:
•    excess spread;
•    overcollateralization; and
•    subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and B-4 Certificates.

An interest rate swap agreement will be entered into between the supplemental interest trust trustee and Bear Stearns Financial Products Inc. for the benefit of the certificateholders and a yield maintenance agreement will be entered into between the securities administrator, on behalf of the issuing entity, and Bear Stearns Financial Products Inc. for the benefit of the certificateholders.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about July 3, 2007.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is June 29, 2007
For use with the base prospectus dated June 29, 2007

TABLE OF CONTENTS

FREE WRITING PROSPECTUS
SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
THE SECURITIES ADMINISTRATOR AND THE MASTER SERVICER
SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE CERTIFICATES
THE INTEREST RATE SWAP AGREEMENT
YIELD MAINTENANCE AGREEMENT
THE SWAP ADMINISTRATION AGREEMENT
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
SCHEDULE A
ANNEX I

PROSPECTUS

RISK FACTORS
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS
THE AGREEMENTS
MATERIAL LEGAL ASPECTS OF THE LOANS
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
PENALTY AVOIDANCE
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information Presented In This Free Writing Prospectus And The Accompanying Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus.

Cross-references are included in this free writing prospectus and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the base prospectus.

SUMMARY

•
This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Morgan Stanley Structured Trust I 2007-1, Asset-Backed Certificates, Series 2007-1, represent beneficial ownership interests in an issuing entity that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originators

The principal originators of the mortgage loans are: First NLC Financial Services, LLC with respect to approximately 54.95% of the mortgage loans and Accredited Home Lenders, Inc. with respect to approximately 37.14% of the mortgage loans. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 5% of the mortgage loans.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

Sellers

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, will sell approximately 87.39% of the mortgage loans to the depositor. Morgan Stanley Mortgage Capital Holdings LLC, in its capacity as a mortgage loan seller, will sell approximately 12.61% of the mortgage loans to the depositor.

Servicers

Approximately 98.49% of the mortgage loans will be serviced by Saxon Mortgage Services, Inc., a Texas corporation with its principal executive offices at 4708 Mercantile Drive, Forth Worth, Texas 76137, telephone number (817) 665-7200. The remainder of the mortgage loans will be serviced by various other servicers, none of which will service more than 10% of the mortgage loans.

Master Servicer and Securities Administrator

Wells Fargo Bank, National Association, a national banking association.

Trustee

Deutsche Bank National Trust Company, a national banking association.

Issuing Entity

Morgan Stanley Structured Trust I 2007-1, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among the master servicer, the securities administrator, the depositor and the trustee, under which the issuing entity will be formed and will issue the certificates.

Cut-off Date

June 1, 2007.

Closing Date

On or about July 3, 2007.

The Mortgage Loans

The aggregate stated principal balance of the mortgage loans as of the cut-off date is approximately $735,100,464. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in Schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rates borne by the adjustable rate mortgage loans have an initial fixed-rate period of one, two, three or five years. The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 8.69% of the mortgage loans will receive interest only for the initial period set forth in the related mortgage note, ranging from five to seven years.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans in the issuing entity as of the cut-off date:

Number of mortgage loans	4,374
Percentage of mortgage loans with 100% loan-to-value (using original loan-to-value ratio for first lien loans and combined loan-to-value ratios for second lien loans).	7.71%
Aggregate principal balance	$735,100,464
Average principal balance	$168,061
Range of principal balances	$14,554 to $958,641
Range of mortgage rates	5.500% to 14.750%
Weighted average mortgage rate	8.635%
Weighted average original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined loan-to-value ratios for second lien loans)	80.67%
Weighted average combined original loan-to-value ratio (using combined original loan-to-value ratio for both first and second lien loans)	83.60%
Weighted average stated remaining term to maturity	352 months
Range of stated remaining terms to maturity	117 months to 359 months
Type of mortgaged properties Single-family dwellings	80.54%
2-4 family dwellings	7.85%
Planned unit developments	6.21%
Condominiums	3.44%
Townhouse	1.95%
Owner-occupied	91.45%
State concentrations (greater than 5%) California	19.94%
Florida	17.88%
Illinois	8.26%
Arizona	5.68%
First lien	95.06%
Second lien	4.94%
Balloon loans	45.20%
Fixed Rate Loans	27.05%
Adjustable Rate Loans	72.95%
Weighted Average Gross Margin (per annum)*	6.410%
Weighted Average Cap at First Interest Adjustment Date (per annum)*	2.408%
Weighted Average Periodic Cap (per annum)*	1.498%
Weighted Average Maximum Lifetime Mortgage Rate (per annum)*	15.501%
Weighted Average Months to First Interest Adjustment Date*	29 months

*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian, the mortgage loan files and the exceptions to the mortgage loan files. If the trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the trustee, or the custodian on its behalf, will promptly notify the sponsor or the related originator of such defect or breach. If the sponsor or the related originator cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor or the related originator will, in accordance with the terms of the pooling and servicing agreement, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days of the date of notice; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The issuing entity will issue senior and subordinate certificates with respect to the mortgage loans. We sometimes refer to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in this free writing prospectus collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will each represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the subordinated certificates. We sometimes refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates in this free writing prospectus collectively as the Class M Certificates. We sometimes refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates in this free writing prospectus collectively as the Class B Certificates. We sometimes refer to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates in this free writing prospectus collectively as the offered certificates.

The issuing entity will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the issuing entity, and the Class P Certificates and the Class CE Certificates, all of which, along with the Class B-4 Certificates, are not being offered by this free writing prospectus.

The last scheduled distribution date for the offered certificates is the distribution date in June 2037.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, minimum denominations of $25,000 and multiples of $1.00 in excess of $25,000, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The issuing entity will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class A-1 Certificates: ___% per annum.

•	Class A-2 Certificates: ___% per annum.

•	Class A-3 Certificates: ___% per annum.

•	Class A-4 Certificates: ___% per annum.

•	Class M-1 Certificates: ___% per annum.

•	Class M-2 Certificates: ___% per annum.

•	Class M-3 Certificates: ___% per annum.

•	Class M-4 Certificates: ___% per annum.

•	Class M-5 Certificates: ___% per annum.

•	Class M-6 Certificates: ___% per annum.

•	Class B-1 Certificates: ___% per annum.

•	Class B-2 Certificates: ___% per annum.

•	Class B-3 Certificates: ___% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rate for the Class A, Class M and Class B Certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class A-1 Certificates as described above, to ___% per annum, the margin applicable to the pass-through rate for the Class A-2 Certificates as described above, to ___% per annum, the margin applicable to the pass-through rate for the Class A-3 Certificates as described above, to ___% per annum, the margin applicable to the pass-through rate for the Class A-4 Certificates as described above, to ___% per annum and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, as described above, to ___%, ___%, ___%, ___%, ___%, ___%, ___%, ___%, ___% and ___% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class A, Class M and Class B Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus.

If on any distribution date, the pass-through rates for the Class A, Class M and Class B Certificates are limited to the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class A, Class M and Class B Certificates and the payment of certain fees and expenses of the issuing entity, and to the extent that there are amounts available under the interest rate swap agreement and yield maintenance agreement to pay amounts as described in this free writing prospectus.

In addition, on any distribution date on or prior to the first possible optional termination date, the pass-through rate per annum for the Class B-4 Certificates will be based on One-Month LIBOR plus ___% per annum, and on any distribution date after the first possible optional termination date, One-Month LIBOR plus ___% per annum. The Class B-4 Certificates will have an initial certificate principal balance of approximately $9,923,000.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in July 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•
the interest that has accrued on the certificate principal balance of such certificate at the related pass-through rate during the related accrual period, less interest shortfalls allocated to such certificate and

•	any interest due on any prior distribution date that was not paid.

Any interest due on a prior distribution date that was not paid on a prior distribution date will be payable from interest funds and excess cashflow in the case of the Class A Certificates and from excess cashflow in the case of the subordinated certificates, in each case as and to the extent described in this free writing prospectus

The Class A, Class M and Class B Certificates may receive additional interest distributions from payments under the interest rate swap agreement as described below under “The Interest Rate Swap Agreement”.

The accrual period for the Class A, Class M and Class B Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the Class A, Class M and Class B Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the Class A, Class M and Class B Certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, and

•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the issuing entity has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates constitute the senior certificates, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates constitute the subordinated certificates.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

•
each class of subordinated certificates having a “M” designation will have a payment priority over each other class of subordinated certificates having a “M” designation and a higher numerical designation than the subject class, if any, and the Class B Certificates; and

•
each class of subordinated certificates having a “B” designation will have a payment priority over each other class of subordinated certificates having a “B” designation and a higher numerical designation than the subject class, if any.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses, first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the certificate principal balance of each class of subordinated certificates is reduced to zero. Although realized losses will not be allocated to the Class A Certificates, investors in the Class A Certificates should note that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their certificates all interest and principal amounts to which they are then entitled.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and certain issuing entity expenses because we expect the weighted average net interest rate of the mortgage loans, adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the Class A, Class M and Class B Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the aggregate certificate principal balance of the Class A, Class M and Class B Certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the Class A, Class M and Class B Certificates and issuing entity expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement

Wells Fargo Bank, National Association, in its capacity as supplemental interest trust trustee, will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., in such capacity, the swap provider. The supplemental interest trust trustee will appoint Wells Fargo Bank, National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regard to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On or before each distribution date commencing with the distribution date on June 2008 and ending with the distribution date in July 2013, the swap administrator will be obligated to make a fixed payment to the swap provider, and the swap provider will be obligated to make a floating payment to the swap administrator, on behalf of the supplemental interest trust, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment under the interest rate swap agreement exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment under the interest rate swap agreement exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to holders of the Class A, Class M and Class B Certificates an amount necessary for certain distributions as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the issuing entity will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the issuing entity on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A, Class M and Class B Certificates, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, in which event payment of such amount by the issuing entity to the swap administrator will be subordinated to all distributions to the Class A, Class M and Class B Certificates. The obligations of the swap administrator to make a swap termination payment to the swap provider will be limited to the extent of funds received from the issuing entity for such purpose.

Except as described in the second preceding sentence, amounts payable by the issuing entity to the swap administrator for payment to the swap provider will be deducted from available funds before distributions to certificateholders.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus.

Yield Maintenance Agreement

On the closing date, Wells Fargo Bank, National Association, as securities administrator on behalf of the issuing entity, will enter into an interest rate cap contract, referred to in this free writing prospectus as the yield maintenance agreement, with Bear Stearns Financial Products Inc., referred to in this free writing prospectus as the yield maintenance agreement provider, for the benefit of the certificates.  In general, pursuant to the yield maintenance agreement, the yield maintenance agreement provider will be obligated to make payments to the securities administrator on behalf of the issuing entity, when One-Month LIBOR (as determined under the yield maintenance agreement) exceeds a certain level described in this free writing prospectus. Amounts received from the yield maintenance agreement provider in respect of the yield maintenance agreement will used to cover certain basis risk shortfall carry forward amounts on the certificates to the extent described in this free writing prospectus.  There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the certificates as a result of the yield maintenance agreement.

We refer you to“Yield Maintenance Agreement” in this free writing prospectus.

Advances

The related servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than any balloon payments) in general to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. If the related servicer fails to make any such advance, the master servicer will be obligated to do so, as described in this free writing prospectus.

Master Servicing and Servicing Fee

The master servicer will be entitled to receive a fee on each distribution date as compensation for its activities under the pooling and servicing agreement equal to 1/12 of the master servicing fee rate multiplied by the stated principal balance of each mortgage loan master serviced by it as of the due date in the month preceding the month in which such distribution date occurs and any amounts earned on permitted investments in the Distribution Account for a period not to exceed one business day. The master servicing fee rate will be 0.015% per annum. Each servicer will be entitled to receive a fee on each distribution date as compensation for its activities under the pooling and servicing agreement equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full or in part in any prepayment period will be offset by the related servicer or the master servicer, as applicable, on the distribution date in the following prepayment period to the extent of compensating interest payments as described in this free writing prospectus.

Optional Purchase of Delinquent Mortgage Loans

Saxon (or its assignee) or the holders of a majority of the Class CE Certificates will have the option to purchase from the issuing entity any mortgage loan that is 90 days or more delinquent or that has been converted to an REO property, subject to certain terms and conditions set forth in the pooling and servicing agreement.  The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances related to the mortgage loan.  See “Servicing of the Mortgage Loans – Optional Purchase of Delinquent Mortgage Loans” in this free writing prospectus.

Optional Termination

Saxon Mortgage Services, Inc. or, in certain  circumstances, the majority holders of the Class CE Certificates, at its or their option, may purchase all of the remaining assets in the issuing entity when the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity has declined to or below 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Such a purchase will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (other than the reserve fund and, for the avoidance of doubt, the supplemental interest trust, the swap administration agreement, the swap account, the reserve fund, the interest rate swap agreement and the yield maintenance agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the related notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the base prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to“ERISA Considerations” in this free writing prospectus and in the base prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive at least the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-1	BBB	Baa2
B-3	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:

•  with respect to the senior certificates, the subordinated certificates;

•  with respect to each class of subordinated certificates having a “M” designation, (i) each other class of subordinated certificates having a “M” designation and a higher numerical designation than the subject class, if any, and (ii) the Class B Certificates; and

•  with respect to each class of subordinated certificates having a “B” designation, each other class of subordinated certificates having a “B” designation and a higher numerical designation than the subject class, if any.

We will provide credit enhancement for the certificates, first, by the right of the holders of the more senior certificates to receive certain payments of interest and principal prior to the more subordinated classes and, second, by the allocation of realized losses on the mortgage loans to the certificates as described below. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the more subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, and third, to each class of subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, in each case until the certificate principal balance of that class has been reduced to zero. This means that with respect to the offered certificates, realized losses would first be allocated to the Class B-4 Certificates, and then to the other classes of Class B Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class B Certificates is reduced to zero, and then to the other classes of Class M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class M Certificates is reduced to zero, each as described in this free writing prospectus.

Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

The pooling and servicing agreement does not permit the allocation of realized losses to the Class A Certificates. Investors in these certificates should note that although realized losses will not be allocated to their certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their certificates all interest and principal amounts to which they are then entitled.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.

See“Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates
The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinated certificates, in reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, it is not expected that the subordinated certificates will be entitled to any principal distributions until at least July 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by excess spread, swap payments, overcollateralization, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the subordinate certificates should be aware that in cases where principal distributions are made sequentially to the subordinate certificates on or after the stepdown date, the most subordinate class of subordinate certificates then outstanding may receive more than such class’s pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of subordinate certificates may be reduced to zero prior to the more senior class or classes of subordinate certificates.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans are expected to generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and certain issuing entity expenses because we expect the weighted average interest rate on the mortgage loans, adjusted for any net swap payments and swap termination payments, to be higher than the weighted average pass-through rate on the Class A, Class M and Class B Certificates. If the mortgage loans generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and issuing entity expenses, adjusted for any net swap payments and swap termination payments, we will use such “excess spread” to make additional principal payments on the Class A, Class M and Class B Certificates, which will reduce the total certificate principal balance of those certificates below the aggregate stated principal balance of the mortgage loans, until the required level of overcollateralization has been met. In addition, amounts payable to the issuing entity under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or that amounts payable under the interest rate swap agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.
The interest rate cap may reduce the yields on the offered certificates
The pass-through rates on the offered certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of offered certificates is limited to the interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity and to the extent there are amounts available under the interest rate swap agreement and yield maintenance agreement to pay such amounts as described in this free writing prospectus.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The offered certificates may not always receive interest based on One- Month LIBOR plus the related margin
The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the offered certificates will be funded to the extent of payments, if any, received from the swap provider and the yield maintenance agreement provider under the interest rate swap agreement and the yield maintenance agreement, respectively.

However, if payments under the interest rate swap agreement and yield maintenance agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the Class A, Class M and Class B Certificates are entitled to payments under the interest rate swap agreement and yield maintenance agreement during periods of increased One-Month LIBOR rates, the swap provider or yield maintenance agreement provider, as applicable, will only be obligated to make such payments under certain circumstances.

We refer you to“The Interest Rate Swap Agreement” and “The Yield Maintenance Agreement” in this free writing prospectus for a discussion of the swap provider’s obligations to make payments under the interest rate swap agreement and the yield maintenance agreement provider’s obligations to make payments under the yield maintenance agreement.

The mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the Offered Certificates
The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. mortgagors on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The Related Originator or the Sponsor, as Applicable, May Not Be Able to Repurchase Defective Mortgage Loans
Certain of the originators and the sponsor have made or will make various representations and warranties related to the mortgage loans. If the related originator or the sponsor, as applicable, fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the related originator or the sponsor, as applicable, would be required to repurchase or substitute for such mortgage loan. It is possible that the related originator or the sponsor, as applicable, may not be capable of repurchasing or substituting for any such mortgage loans, for financial or other reasons.  The inability of the related originator or the sponsor, as applicable, to repurchase or substitute for defective mortgage loans would result in the related mortgage loan remaining in the trust, and likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the certificates could occur.

With respect to approximately 39.72% of the mortgage loans, including all of the mortgage loans which were originated by Accredited Home Lenders, Inc., WMC Mortgage Corp. or Fremont Investment & Loan, some of the representations and warranties will not be made as of the cut-off date or the closing date, and will be made instead as of the time the related mortgage loans were sold to the sponsor or when the servicing of the related mortgage loan was transferred to the sponsor.  With respect to these mortgage loans, in the event a representation or warranty was made at the time of sale or servicing transfer is no longer correct, that mortgage loan will not be repurchased from the issuing entity.

For additional information regarding the representations and warranties made with respect to the mortgage loans included in the trust, see “The Mortgage Pool—Assignment of the Mortgage Loans; Repurchase” in this free writing prospectus.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that: • the mortgaged properties fail to provide adequate security for the mortgage loans, and

•  the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the issuing entity will experience. The issuing entity’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the related servicer will be required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 71.84% of the mortgage loans by aggregate stated principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the related servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:
•  if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;
• if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•  the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates;

•  as described in this free writing prospectus, Saxon (or its assignee) or the holders of a majority of the Class CE Certificates have the option to repurchase mortgage loans that are 90 days or more delinquent.  Saxon (or its assignee) or the holders of a majority of the Class CE Certificates may exercise such option on its own behalf or may assign this right to a third party, including, in the case of Saxon (or its assignee), a holder of a class of certificates, that may benefit from the repurchase of such loans.  These repurchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans.  You should also note that the removal of any such delinquent mortgage loan from the issuing entity may affect the loss and delinquency tests that determine the distributions of principal prepayments to the offered certificates, which may adversely affect the market value of the offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this free writing prospectus and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the base prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate cap
Modifications of mortgage loans agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a realized loss to, one or more classes of the offered certificates.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
Each seller will each treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if a seller becomes bankrupt, the trustee in bankruptcy may argue that the related mortgage loans were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the related servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 19.94% and 17.88% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California and Florida, respectively. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the issuing entity to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the issuing entity. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to cure such breach, substitute or purchase that mortgage loan from the issuing entity.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach, substitute or repurchase the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the related servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the related servicer or master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. The holders of the Class A, Class M and Class B Certificates will not be entitled to reimbursement for any such interest shortfalls. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreement and the swap provider
Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement and the swap administration agreement will be available as described in this free writing prospectus to pay any necessary current interest and interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for any basis risk shortfalls and unpaid realized loss amounts, and, to the extent not covered by excess spread, amounts necessary to restore and maintain the required level of overcollateralization, each as described in this free writing prospectus. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur with respect to the interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.22% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls, unpaid realized loss amounts or basis risk shortfalls. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus, and other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to the offered certificateholders.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the issuing entity will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the offered certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the issuing entity before such effects are borne by the senior certificates, and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to pay any necessary current interest and interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for any basis risk shortfalls and unpaid realized loss amounts and, to the extent not covered by the excess spread, to restore and maintain the required level of overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

Some of the mortgage loans are secured by second liens, which may result in increased losses with respect to these mortgage loans
Approximately 4.94% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, are secured by second liens, rather than first liens. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately 99.71% of the mortgage loans in the aggregate. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the issuing entity, as holder of the junior mortgage, could incur a loss.

Some of the mortgage loans were originated simultaneously with second liens
With respect to approximately 16.03% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 80.75%, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 99.02%. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender. In addition, a title insurance policy may not have been obtained with respect to some of these simultaneous second lien mortgage loans (although a title search will have been done with respect to the related first lien mortgage loan), which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

Some of the mortgage loans provide for balloon payments at maturity
Approximately 45.20% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. Neither the related servicer nor the master servicer will make advances with respect to delinquent balloon payments.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

Inclusion of Delinquent and Other Impaired Mortgage Loans may Increase Risk of Loss
Approximately 1.00% of the mortgage loans, by cut-off date principal balance, were 30 days or more delinquent; provided, that if EMC or the sponsor has knowledge that the related mortgagor has made the delinquent payment prior to the closing date, the mortgage loan is not considered delinquent for purposes of this sentence.

None of the mortgage loans are 60 or more days delinquent as of the cut-off date.  Note that some of the mortgage loans may have been recently originated and therefore have not had the opportunity to become delinquent.  It is possible that a delinquent mortgage loan will never become current or, if it does become current, that the related mortgagor may become delinquent again.  Delinquencies on the mortgage loans are calculated using the OTS Method.  For a description of the OTS Method, see “The Mortgage Pool—Methods of Delinquency Calculation” in the prospectus.

The related servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent set forth in the related servicing agreement and to the extent such advances are deemed by the related servicer to be recoverable), until such mortgage loans become current.  Furthermore, with respect to any delinquent mortgage loan, the related servicer may either foreclose on any such mortgage loan or work out an agreement with the related mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan.  If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, the yield on your certificates may be reduced.

As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics.

Recent developments in the residential mortgage market may adversely affect the market value of your securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase. The inability to repurchase such loans may also affect the performance of any securities backed by those loans.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

Recent Developments concerning Accredited Home Lenders, Inc.
On June 4, 2007, Accredited Home Lenders Holding Co., the parent company of Accredited Home Lenders, Inc., announced that it had signed a definitive agreement to sell itself to Lone Star Fund V L.P. The closing date for the sale is expected to take place during the third quarter of 2007. Completion of the transaction is subject to various closing conditions. No assurance can be made that the sale of Accredited Home Lenders, Inc. will be completed by the third quarter of 2007 or if such sale will be completed at all, and no assurance can be made regarding the impact such sale will have on Accredited Home Lenders, Inc. or its ability to perform its obligations under the transaction documents. For more information about Accredited Home Lenders, Inc., see “The Mortgage Pool—The Originators—Accredited Home Lenders, Inc.” in this free writing prospectus.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the issuing entity. Prior to the closing date of July 3, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the issuing entity as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the free writing prospectus, or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is June 1, 2007. All percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the issuing entity will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first and second lien on the related mortgaged property. All of the mortgage loans we will include in the issuing entity will be fully amortizing. The mortgage loans have original terms to maturity of not greater than 30 years.

Approximately 72.95% of the mortgage loans are adjustable rate mortgage loans, all of which have interest rates that adjust based on Six-Month LIBOR. The interest rate borne by the adjustable rate mortgage loans have an initial fixed-rate period of one, two, three or five years. The interest rate borne by the adjustable rate mortgage loans will be adjusted in accordance with the related note, plus (or minus) the gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The servicers will be responsible for calculating and implementing interest rate adjustments with respect to the related mortgage loans.

Approximately 8.69% of the mortgage loans will receive interest only for the period set forth in the mortgage note, ranging from five to seven years.

Six-Month LIBOR. All of the adjustable rate mortgage loans will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR
Adjustment Date	2002	2003	2004	2005	2006	2007
January 1	2.03%	1.38%	1.22%	2.79%	4.71%	5.37%
February 1	2.08	1.35	1.21	2.97	4.82	5.40
March 1	2.04	1.34	1.17	3.19	4.98	5.33
April 1	2.36	1.23	1.16	3.39	5.14	5.33
May 1	2.12	1.29	1.38	3.41	5.22	5.35
June 1	2.08	1.21	1.60	3.54	5.39
July 1	1.95	1.12	1.89	3.73	5.59
August 1	1.87	1.21	1.93	3.95	5.51
September 1	1.80	1.20	1.98	4.00	5.42
October 1	1.71	1.14	2.20	4.27	5.38
November 1	1.60	1.23	2.32	4.47	5.37
December 1	1.47	1.27	2.63	4.63	5.33

EMC Mortgage Corporation, referred to in this free writing prospectus as EMC, in its capacity as a seller, purchased the mortgage loans sold by it to the depositor directly in privately negotiated transactions. Morgan Stanley Mortgage Capital Holdings LLC, referred to in this free writing prospectus as MSMCH, in its capacity as a seller, purchased the mortgage loans sold by it to the depositor directly in privately negotiated transactions. We refer you to“The Mortgage Pool – The Originators” and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The cut-off date pool principal balance is approximately $735,100,464, which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the issuing entity on the closing date will consist of 4,374 mortgage loans.

The current and historical delinquency disclosure included in this free writing prospectus regarding the delinquency status of the mortgage loans as of the cut-off date and the related representation of the related originator or the sponsor, as applicable, will be based on the OTS Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the OTS Method. See “The Trust Fund – Methods of Delinquency Calculation” in the base prospectus.

Thirty-one mortgage loans, with an aggregate Stated Principal Balance of $7,324,754 as of the cut-off date, which represents no more than approximately 1.00% of the mortgage loans in the mortgage pool, were more than 30 days but less than 60 days delinquent, according to the OTS Method, with respect to their scheduled monthly payments.  None of the other mortgage loans has been more than 30 days delinquent since origination.

Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 71.84% of the mortgage loans by aggregate stated principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the base prospectus.

In addition, the related servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is not permitted to be collected under federal, state, or local law or regulation, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment, (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan, or (v) the collection of such prepayment charge would be considered “predatory” pursuant to written guidance published or issued by acting in its official capacity and having jurisdiction over such matters.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

On the closing date, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date.  Such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on or prior to that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date (or, if the due date for a mortgage loan is other than on the first day of the month, after the due date immediately preceding the cut-off date). The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement). Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with Deutsche Bank National Trust Company, or the custodian on behalf of the trustee, as applicable, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)           the original mortgage note, endorsed without recourse in the following form: “Pay to the order of Deutsche Bank National Trust Company, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Morgan Stanley Structured Trust I 2007-1, Asset-Backed Certificates, Series 2007-1” or in blank, with all intervening endorsements that show a complete chain of endorsement from the originators to the last endorsee or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)           the original recorded mortgage or a photocopy thereof;

(c)           a duly executed assignment of the mortgage to “Pay to the order of Deutsche Bank National Trust Company, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Morgan Stanley Structured Trust I 2007-1, Asset-Backed Certificates, Series 2007-1”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d)           all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)           the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

The trustee and each custodian, on behalf of the trustee, as applicable, will perform a limited review of the mortgage loan documents on or prior to the closing date, or in the case of any mortgage loan document permitted to be delivered after the closing date, promptly after the trustee’s or the custodian’s, as applicable, receipt of such mortgage loan documents and will hold such mortgage loan documents in trust for the benefit of the holders of the certificates.

Various parties are making various representations and warranties with respect to the securitization at various times, and the cure, substitution or repurchase obligations of such parties vary based upon the party making the related representation or warranty.

The sponsor and EMC will make a representation that immediately prior to the conveyance of the mortgage loans by the sponsor or EMC, as applicable, to the depositor pursuant to the mortgage loan purchase agreement, the sponsor or EMC, as applicable, was the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by each mortgage note; the mortgage loan is not assigned or pledged, and the sponsor or EMC, as applicable, had good and marketable title thereto, and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority to subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan to the depositor, and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

In addition, on the closing date the sponsor will make representations and warranties with respect to the information set forth in the mortgage loan schedule being true and correct as of the cut-off date and that each mortgage loan was originated in compliance with applicable law.  In addition, the sponsor will make certain representations and warranties as described below on the closing date with respect to all of the mortgage loans, other than those originated by Accredited Home Lenders, Inc., WMC Mortgage Corp. and Fremont Investment & Loan.  Accredited Home Lenders, Inc., WMC Mortgage Corp. and Fremont Investment & Loan will make certain representations and warranties as described below directly, but some of these representations and warranties will be made as of (i) the date on which the sponsor purchased the related mortgage loan, (ii) the date on which servicing transferred to the sponsor, (iii) the cut-off date or (iv) the closing date.

The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor and the related originator with respect to the mortgage loans include the following, among others:

(a)  The mortgaged property is free of damage and waste and there have not been any  proceedings for the condemnation thereof;

(b)  The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(c)  The mortgage loan is covered by an ALTA or CLTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, or other generally acceptable form of policy or insurance acceptable to Fannie Mae and Freddie Mac and each such title insurance policy is issued by a generally accepted title insurer, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to customary exceptions) its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest in the mortgaged property. With respect to each mortgage loan, the lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(d)  The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy; and

(e)  At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the applicable originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the related custodian, as agent for the trustee, as applicable, is required to notify the sponsor, EMC or the related originator in writing. If such party cannot or does not cure such defect or breach within 120 days of its receipt of notice from the trustee or the related custodian, such party is required to repurchase the related mortgage loan from the issuing entity at a price equal to 100% of the unpaid principal balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the issuing entity in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor, EMC or the related originator may remove such mortgage loan from the issuing entity and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date. In addition, if Accredited fails to cure, repurchase or substitute for any mortgage loan which is in breach, the sponsor will be required to do so. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor, EMC or the related originator, as applicable, with respect to a mortgage loan.

The Originators

The principal originators of the mortgage loans are: First NLC Financial Services, LLC (“First NLC”) with respect to approximately 54.95% of the mortgage loans and Accredited Home Lenders, Inc. (“Accredited”) with respect to approximately 37.14% of the mortgage loans. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans.

First NLC Financial Services, LLC

The information set forth in the following paragraphs has been provided by First NLC.

General.  First NLC’s underwriting guidelines are designed to evaluate a borrower’s credit history, his or her capacity, willingness and ability to repay the loan and the value and adequacy of the collateral.  First NLC’s underwriting guidelines are established by a group composed of First NLC’s chief credit officers, assistant chief credit officers, senior credit officers and the President and Chief Operating Officer.  First NLC also invites other credit officers and sales and operational managers to make contributions to these policies.  The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

First NLC has been originating subprime mortgage loans since 1999.  Mortgage loans are processed, underwritten and closed in one of the 5 operation centers.  For the 12 months ending December 31, 2006, First NLC originated approximately $7.4 billion in mortgages and in 2005 and 2004, it originated approximately $6.0 billion and $3.3 billion respectively.

Underwriting and Personnel Teams.  All underwriting is performed by internal underwriting personnel, who are a part of the underwriting and processing teams.  First NLC does not delegate underwriting authority to any broker or sales staff.  Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide a counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application.  Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval.  Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met.

A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team.  The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements.  The senior credit officers report directly to an operations manager in their region.  Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process.  First NLC’s 15 senior credit officers each have a minimum of eight years of industry experience and its 5 assistant chief credit officers each have over 13 years individually and a combined 94 years of industry experience.

Loan Application and Documentation.  Each borrower must complete a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and other personal information.  First NLC also requires independent documentation as part of its underwriting process.  As part of this process, First NLC will pull its own tri-merged credit bureau from one of its approved vendors. First NLC also requires an appraisal, a title commitment, and other income-verification materials.  The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.  Derogatory credit items are disregarded if they are included in the overall credit score.  All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

Appraisals.  Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by First NLC or the broker and include, among other things, an inspection of the exterior and interior of the subject property.  Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements.  First NLC does not require its borrowers to use any particular appraiser; however, it maintains a list of appraisers whose appraisals it will not accept.  An appraisal may not be more than 120 days old on the day the loan is funded.

First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements.  If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal.  In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards.  Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal.  In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC’s qualitative standards.

Exceptions and First NLC Underwriting Guidelines. First NLC may make exceptions and upgrades to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following exceptions:

•	a debt-to-income ratio exception;

•	a pricing exception;

•	a loan-to-ratio exception; or

•	an exception from certain requirements of a particular category.

An exception may be allowed if the application reflects certain factors, including:

•	a low loan-to-value ratio;

•	a maximum of one 30-day late payment on all mortgage loans during the last 12 months;

•	stable employment

•	ownership of the current residence of five or more years; or

Accordingly and certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensation factors. All exceptions and upgrades are subject to the approval of a senior officer or an assistant chief credit officer.

Quality Control. First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC’s legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six analysts and one supervisor. Each loan it funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent of accuracy and completeness. All loans are subject to a specific post-funding loan test, including high-cost tests, to verify that First NLC’s originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of the First NLC’s senior management team. Any corrective measures that are required are promptly initiated.

In addition to the above referenced file review, First NLC employs a traditional independent quality control review, a random sample of 5 to 10% of its production. These loans are re-verified for accuracy of income, assets and adherence to underwriting and appraisal guidelines. Monthly feedback reports are prepared in the Quality Control software system – Cogent – and findings are provided to the Operations Managers and Assistant Chief Credit Officers in each center as well as senior management. Any significant findings are quickly addressed and appropriate actions are taken.  All results are tracked in Cogent.  First NLC maintains a broker watch list as well as a terminated list that ties to the origination system.

Verification of Income.  First NLC’s underwriting guidelines require verification of the borrower’s income.  First NLC has two primary levels of income documentation requirements, referred to as “full documentation” and “stated income documentation” programs.  Under each of these programs, First NLC reviews the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan.  Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information.  Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application. Under both programs, First NLC always verifies by telephone employment and/or proof of business existence and income, and self-employed applicants may be required to submit a business license.  Verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, bank statements or other acceptable documentation.  First NLC verifies twelve months’ mortgage payment or rental history with the related lender or landlord. First NLC also offers bank statement loans and “No-Doc” loans at a maximum LTV of 80%

Credit Classifications.  A critical function of First NLC’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan.  First NLC has established seven principal classifications, from “A” to “C,” with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC uses two sets of guidelines to assign credit grades to potential borrowers:  the Score More Loan Program and the Premier Score Program.

The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower’s financial position, credit history and payment history.  The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan.  The following charts summarize First NLC’s lending guidelines for first and second mortgages for the Score More Loan Program and the Premier Score Program:

Score More Full Documentation(1)(2)

Credit Grade	Maximum Mortgage Delinquencies Last 12 Months	Property Type	Owner-Occupied		Non-Owner-Occupied
			Minimum FICO Score	Maximum LTV Purchase and Refinance(3)	Minimum FICO Score	Maximum LTV Purchase and Refinance
A	None	Single-family residence	600	100%	600	90%
		Condominium	600	100	600	90
		Townhome	600	100	600	90
		Duplex	650	100	620	80
		3-4 family unit	620	90	620	80
A-	One 30-day	Single-family residence	600	100	620	80
		Condominium	600	100	620	80
		Townhome	600	100	620	80
		Duplex	680	95	620	80
		3-4 family unit	620	85	620	80
B	Three 30-day	Single-family residence	620	95	620	80
		Condominium	600	90	620	80
		Townhome	600	90	620	80
		Duplex	600	90	620	80
		3-4 family unit	620	85	620	80
B-	One 60-day	Single-family residence	560	90	N/A	N/A
		Condominium	540	80	N/A	N/A
		Townhome	540	80	N/A	N/A
		Duplex	540	80	N/A	N/A
C	One 90-day	Single-family residence	525	85	N/A	N/A
		Condominium	540	80	N/A	N/A
		Townhome	540	80	N/A	N/A
		Duplex	540	80	N/A	N/A

(1)	To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2)	The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.

(3)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is unaffected.

If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95%.

If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

Score More No Income Verification and Limited Documentation(1)(2)

Credit Grade	Maximum Mortgage Delinquencies Last 12 Months	Property Type	Owner-Occupied Purchase and Refinance		Non-Owner-Occupied Purchase and Refinance
			Minimum FICO Score	Maximum LTV Purchase and Refinance(3)	Minimum FICO Score	Maximum LTV Purchase and Refinance
A	None	Single-family residence	650	100%	560	90%
		Condominium	680	90	560	85
		Townhome	680	90	560	85
		Duplex	680	90	N/A
A-	One 30-day	Single-family residence	650	90	580	90
		Condominium	650	85	580	85
		Townhome	650	85	580	85
		Duplex	650	85	N/A	N/A
B	Three 30-day	Single-family residence	620	85	580	90
		Condominium	620	80	580	85
		Townhome	620	80	580	80
		Duplex	620	80	N/A	N/A
B-	One 60-day	Single-family residence	560	75	560	75
		Condominium	560	75	560	70
		Townhome	560	75	560	70
		Duplex	560	75	N/A	N/A

(1)	To qualify for a loan under the Score More No Income Verification and Limited Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2)	The maximum allowable debt-to-income ratio under the Score More No Income Verification and Limited Documentation Program is 55%.

(3)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

If the bankruptcy was discharged at least two years prior but less then three years prior, the maximum loan-to-value ratio is 95%.

If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

Premier Score Full Documentation(1)

Credit Grade	Maximum Mortgage Delinquencies Last 12 Months	Property Types	Owner-Occupied Purchase and Refinance		Non-Owner-Occupied Purchase and Refinance
			Maximum CLTV Combo	Maximum LTV One Loan(2)	Maximum CLTV Combo	Maximum LTV One Loan(2)
A	660+	Single-family residence	100%	95%	N/A	85%
		Condominium	100	95	N/A	85
		Townhome	100	95	N/A	85
		2-4 family units	100	95	N/A	80
A-	620-659	Single-family residence	100	95	N/A	85
		Condominium	100	95	N/A	85
		Townhome	100	95	N/A	85
		2-4 family units	95	95	N/A	80
B+	600-619	Single-family residence	100	95	N/A	85
		Condominium	100	95	N/A	85
		Townhome	100	95	N/A	85
		2-4 family units	N/A	95	N/A	80
B	575-599	Single-family residence	N/A	90	N/A	80
		Condominium	N/A	90	N/A	80
		Townhome	N/A	90	N/A	80
		2-4 family units	N/A	90	N/A	80
B-	550-574	Single-family residence	N/A	90	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome	N/A	85	N/A	75
		2-4 family units	N/A	80	N/A	75
C+	525-549	Single-family residence	N/A	85	N/A	70
		Condominium	N/A	85	N/A	70
		Townhome	N/A	85	N/A	70
		2-4 family units	N/A	75	N/A	70
C	500-525	Single-family residence	N/A	80	N/A	N/A
		Condominium	N/A	80	N/A	N/A
		Townhome	N/A	80	N/A	N/A
		2-4 family units	N/A	75	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.

(2)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant’s FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

Premier Score No Income Verification(1)

Credit Grade	FICO Score	Property Type	Owner-Occupied Purchase and Refinance		Purchase and Refinance Non-Owner-Occupied
			Maximum CLTV Combo	Maximum LTV One Loan(2)	Maximum CLTV Combo	Maximum LTV One Loan(2)
A	660+	Single-family residence	100%	90%	N/A	75%
		Condominium	100	90	N/A	75
		Townhome	100	90	N/A	75
		2-4 family units	100	90	N/A	75
A-	620-659	Single-family residence	100	90	N/A	75
		Condominium	100	90	N/A	75
		Townhome	100	90	N/A	75
		2-4 family units	100	90	N/A	75
B+	600-619	Single-family residence	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome	N/A	85	N/A	75
		2-4 family units	N/A	85	N/A	75
B	575-599	Single-family residence	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome	N/A	85	N/A	75
		2-4 family units	N/A	85	N/A	75
B-	550-574	Single-family residence	N/A	75	N/A	70
		Condominium	N/A	75	N/A	70
		Townhome	N/A	75	N/A	70
		2-4 family units	N/A	75	N/A	70
C+	525-549	Single-family residence	N/A	70	N/A	N/A
		Condominium	N/A	70	N/A	N/A
		Townhome	N/A	70	N/A	N/A
		2-4 family units	N/A	70	N/A	N/A
C	500-525	Single-family residence	N/A	N/A	N/A	N/A
		Condominium	N/A	N/A	N/A	N/A
		Townhome	N/A	N/A	N/A	N/A
		2-4 family units	N/A	N/A	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score No Income Verification Program is 50%.

(2)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90%, except that if the applicant’s FICO score is 575 or less, the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

Accredited Home Lenders, Inc.

Accredited Home Lenders, Inc., a California corporation (“Accredited”), is an originator of mortgage loans.  Accredited is wholly owned by Accredited Home Lenders Holding Co., a publicly traded company traded under the ticker symbol LEND, and has been originating mortgage loans since 1990.

Approximately 37.14% of the mortgage loans were originated by Accredited under the following underwriting guidelines.

General.  The information set forth under the headings “-Accredited Home Lenders, Inc.-General,” “-Underwriting Standards,”“-Exceptions” and “-Material Legal Proceedings” in this free writing prospectus has been provided by Accredited.

Accredited is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single-family residences, two- to four-family residences, condominium units, units in planned unit developments, townhomes and modular housing units.  Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as “nonconforming” and “subprime” mortgage loans.

Accredited’s mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers.  On a smaller scale, Accredited makes retail originations directly to borrowers.

Accredited's total annual mortgage loan production was approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in 2003, $12.4 billion in 2004, $16.3 billion in 2005, and $11.9 billion for the nine months ended September 30, 2006. In 2001, Accredited originated approximately 16,000 mortgage loans secured by first liens and approximately 4,400 mortgage loans secured by second liens.  In 2002, Accredited originated approximately 26,000 mortgage loans secured by first liens and approximately 8,600 mortgage loans secured by second liens.  In 2003, Accredited originated approximately 48,000 mortgage loans secured by first liens and approximately 14,000 mortgage loans secured by second liens.  In 2004, Accredited originated approximately 67,000 mortgage loans secured by first liens and approximately 23,000 mortgage loans secured by second liens.  In 2005, Accredited originated approximately 78,000 mortgage loans secured by first liens and approximately 28,000 mortgage loans secured by second liens.  As of June 1, 2007, Accredited had 2,490 employees.

Underwriting Standards.  Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited’s underwriting guidelines.  Accredited’s underwriting process is intended to assess a mortgage loan applicant’s credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed mortgage loan.  All underwriting and re-underwriting is performed by Accredited’s underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider.  Accredited’s underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

All of Accredited’s prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited’s underwriting guidelines and all applicable laws and regulations.  Accredited periodically reviews each of its mortgage broker’s and correspondent’s performance relative to issues disclosed by Accredited’s quality control review, and discontinues relationships with unacceptable performers.

Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information.  At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.  All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each mortgage loan.   Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property.  Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements.  Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area.  Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae.  Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited’s Appraisal Review Department or a qualified underwriter before the mortgage loan is closed.  The appraisal may not be more than 180 days old on the day the mortgage loan is funded.  A second full appraisal is required for combined mortgage loan amounts greater than $750,000.

Accredited’s underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited’s “Full Documentation,” “Lite Documentation” or “Stated Income” programs.  Under each of these programs, Accredited reviews the mortgage loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant’s ability to repay the mortgage loan.  Under the Full Documentation program, applicants are generally required to submit the most current YTD pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years’ complete tax returns, signed YTD profit and loss statement, or bank statements.  Bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for “Alt2” documentation type or bank statements for the preceding 12 months acceptable for “Alt1.” Under the Lite Documentation program, applicants must be self-employed and are required to submit bank statements covering at least the preceding six months.  Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application.  Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months’ consecutive bank statements or other acceptable documentation.  On Accredited’s core mortgage loan products and on some of its specialty products, twelve months’ mortgage payment or rental history must be verified by the related lender or landlord.

A critical function of Accredited’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan.  Accredited has established five principal classifications, “A+” to “C,” with respect to the credit profile of potential borrowers, and a rating is assigned to each mortgage loan based upon these classifications.  Accredited has a sixth, generally inactive credit classification, called “C-” which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management.  Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to-income ratio.

Each month, Accredited’s internal audit and quality control department generally reviews and re-underwrites a sample of the mortgage loans originated by Accredited.  The statistical sample of mortgage loans is chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, targeted and discretionary reviews, or where misrepresentation is suspected.  The quality control department re-underwrites these mortgage loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance.  Specifically, these tests focus on verifying proper completion of borrower disclosures and other mortgage loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law.  When material misrepresentation is suspected, the quality control department may  undertake a comprehensive re-underwriting of not only the mortgage loan in question, but any related mortgage loans connected by broker, appraiser, or other parties to the transaction.  All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors.  The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues.  Based upon this analysis, corrective actions are taken.

In general, Accredited’s LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type.  LTV maximums for mortgage loans secured by owner-occupied properties are higher than for mortgage loans secured by properties that are not owner-occupied.  LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs.  Accredited’s maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 50% for Lite Documentation and Stated Income Programs.

Accredited offers a variety of specialty programs that provide higher LTV’s and CLTV’s to borrowers in higher credit grades.  Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score.  Specialty programs may be restricted as to property and occupancy types and documentation requirements.

Accredited also offers Alt-A mortgage loan programs with additional income documentation types, higher qualifying minimum credit scores and higher loan amounts than the non-prime programs.  The same underwriting standards as described above for non-prime programs also apply to Alt-A mortgage loans.  Alt-A documentation types requiring less documentation, such as “SISA,” defined as Stated Income Stated Assets, “No Ratio,” and “No Doc,” also receive close review and evaluation to determine whether the borrower’s ability to repay the mortgage debt is reasonable.  Documentation and qualifying requirements vary depending on the product selected.

Exceptions.  Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited’s established exception policy.  Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment.

Material Legal Proceedings (as of June 12, 2007).  In December 2002, AHL was served with a complaint and motion for class certification in a class action lawsuit, Wratchford et al. v. Accredited Home Lenders, Inc., brought in Madison County, Illinois under the Illinois Consumer Fraud and Deceptive Business Practices Act, the consumer protection statutes of the other states in which AHL does business and the common law of unjust enrichment. The complaint alleges that AHL has a practice of misrepresenting and inflating the amount of fees it pays to third parties in connection with the residential mortgage loans that it funds. The plaintiffs claim to represent a nationwide class consisting of others similarly situated, that is, those who paid AHL to pay, or reimburse AHL’s payments of, third-party fees in connection with residential mortgage loans and never received a refund for the difference between what they paid and what was actually paid to the third party. The plaintiffs are seeking to recover damages on behalf of themselves and the class, in addition to pre-judgment interest, post-judgment interest, and any other relief the court may grant. On January 28, 2005, the court issued an order conditionally certifying (1) a class of Illinois residents with respect to the alleged violation of the Illinois Consumer Fraud and Deceptive Business Practices Act who, since November 19, 1997, paid money to AHL for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid to AHL and the amount AHL paid to the third party and (2) a nationwide class of claimants with respect to an unjust enrichment cause of action included in the original complaint who, since November 19, 1997 paid money to AHL for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid AHL and the amount AHL paid the third party. There has not yet been a ruling on the merits of either the plaintiffs’ individual claims or the claims of the class, and AHL intends to continue to vigorously defend this matter.  The ultimate outcome of this matter and the amount of liability, if any, that may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In January 2004, AHL was served with a complaint, Yturralde v. Accredited Home Lenders, Inc., brought in Sacramento County, California. The named plaintiff is a former commissioned loan officer of AHL, and the complaint alleges that AHL violated California and federal law by misclassifying the plaintiff and other non-exempt employees as exempt employees, failing to pay the plaintiff on an hourly basis and for overtime worked, and failing to properly and accurately record and maintain payroll information. The plaintiff seeks to recover, on behalf of himself and all similarly situated current and former employees, lost wages and benefits, general damages, multiple statutory penalties and interest, attorneys’ fees and costs of suit, and also seeks to enjoin further violations of wage and overtime laws and retaliation against employees who complain about such violations. AHL has been served with eleven substantially similar complaints on behalf of certain other former and current employees, which have been consolidated with the Yturralde action.  Subject to court approval, the parties have agreed to a settlement with respect to the named plaintiffs and with respect to a class of current and former AHL employees which the parties will jointly request the court to certify.  The amount payable by AHL under the settlement is not material to AHL’s financial condition.

In September 2005, AHL and AHLHC were served with a class action complaint, Phillips v. Accredited Home Lenders Holding Company, et al., brought in the United States District Court, Central District of California. The complaint alleges violations of the Fair Credit Reporting Act in connection with prescreened offers of credit made by AHL. The plaintiff seeks to recover, on behalf of Plaintiff and similarly situated individuals, damages, pre-judgment interest, declaratory and injunctive relief, attorneys’ fees, and any other relief the court may grant. On January 4, 2006, plaintiff re-filed the action in response to the court’s December 9, 2005, decision granting AHL’s and AHLHC’s motion to (1) dismiss with prejudice plaintiff’s claim that AHL’s offer of credit failed to include the clear and conspicuous disclosures required by FCRA, (2) strike plaintiff’s request for declaratory and injunctive relief, and (3) sever plaintiff’s claims as to AHL and AHLHC from those made against other defendants unaffiliated with AHL or AHLHC. Plaintiff’s remaining claim is that AHL’s offer of credit did not meet FCRA’s “firm offer” requirement.  On May 15, 2007, the court granted plaintiff’s motion to certify two subclasses, the first consisting of 58,750 recipients of the initial mailer received by the named plaintiff, and a second consisting of 70,585 recipients of the second mailer received by the named plaintiff.  On May 24, 2007, AHL and AHLHC filed a Petition For Leave To Appeal with the Ninth Circuit Court of Appeals, seeking an immediate appeal from the Order granting class certification and a stay of the action in the District Court pending the outcome of that appeal.  A ruling on this appeal is not expected until the third quarter of 2007. In the meantime, there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class, and AHL and AHLHC intend to continue to vigorously defend this matter.  The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable. If, however, the class certification stands and either or both subclasses were to prevail on the merits, the potential liability could have a material adverse effect on Accredited.

In March 2006, AHL was served with a class action complaint, Cabrejas v. Accredited Home Lenders, Inc., brought in the Circuit Court for Prince George’s County, Maryland. The complaint alleges that AHL’s origination of second lien loans in Maryland violated the Maryland Secondary Mortgage Loan Law (the “SMLL”) and Consumer Protection Act in that fees charged on such loans exceeded 10% of the respective loan amounts. The plaintiffs seek to recover, on behalf of themselves and similarly situated individuals, damages, disgorgement of fees, pre-judgment interest, declaratory and injunctive relief, attorneys’ fees, and any other relief the court may grant. On April 13, 2006, AHL removed the action to the United States District Court, District of Maryland. On May 15, 2006, AHL filed a motion to dismiss plaintiffs’ second cause of action alleging a violation of the Maryland Consumer Protection Act on the basis that full disclosure of the fees cannot be an unfair or deceptive trade practice, which motion was granted on December 4, 2006.  On January 3, 2007, plaintiffs filed a Second Amended Complaint, alleging that AHL’s origination in Maryland of second lien loans with balloon payments was also a violation of the SMLL.  On January 16, 2007, AHL filed a motion to dismiss this new claim on the basis that the SMLL’s prohibition of balloon payments was and is preempted by the federal Alternative Mortgage Transactions Parity Act.  The court has not yet ruled on this motion.  A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiff’s remaining individual claims or the remaining claims of the putative class, and AHL intends to continue to vigorously defend this matter.  The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In October 2006, by virtue of the merger of AHLHC and Aames Investment Corporation (AIC), and the related merger of certain subsidiaries of AHLHC and AIC, AHLHC and certain of its subsidiaries succeeded to the litigation interests of AIC and certain of its subsidiaries.  Two of those matters, Webb, et al., v. Aames Investment Corporation, et al. (U.S. District Court, Central District of California) and Cooper, et al., v. Aames Funding Corporation (U.S. District Court, Eastern District of Wisconsin), are class action complaints which allege violations of the Fair Credit Reporting Act in connection with prescreened offers of credit and are similar in nature to the Phillips matter referenced above. The Cooper matter was transferred to the Central District of California and consolidated with the Webb matter by stipulation of counsel on September 29, 2006.  A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiffs’ individual claims or the claims of the putative class, and AHLHC and each affected subsidiary intend to continue to vigorously defend this matter.  The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable.  If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited.

In October 2006, as a result of the merger referenced above, AHL succeeded to the position of Aames Funding Corporation (AFC) under a class action complaint, Miller v. Aames Funding Corporation, filed in the United States District Court, Eastern District of Texas.  The complaint alleges that adjustable-rate home equity loans originated by AFC in Texas violate the Texas Constitution’s requirement that such loans be scheduled to be repaid in substantially equal installments.  The plaintiffs seek to recover, on behalf of themselves and similarly situated individuals, damages, declaratory and injunctive relief, attorneys’ fees, and any other relief the court may grant.  On September 29, 2006, the court on its own motion stayed the action, pending the resolution of class certification issues in a similar action pending before the court.  A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class, and AHL intends to continue to vigorously defend this matter.  The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable.  If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited.

In February 2007, AHL acknowledged service of a class action complaint, Sierra v. Aames Home Loan, brought in the Superior Court for Los Angeles County, California. As a result of the merger referenced above, AHL has succeeded to the interest of Aames Home Loan (a trade name of AFC) in this lawsuit.  The named plaintiff is a former commissioned loan officer of AFC, and the complaint alleges that AFC violated state law by requiring the plaintiff to work overtime without compensation. The plaintiff seeks to recover, on behalf of himself and other similarly situated employees, the allegedly unpaid overtime, general damages, multiple statutory penalties and interest, attorneys’ fees and costs of suit.  A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiffs’ individual claims or the claims of the putative class, and AHL intends to vigorously defend this matter.  The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In March 2007, AHL was served with a class action complaint, Edwards v. Accredited Home Lenders, Inc., et al., brought in the United States District Court for the Southern District of Alabama.  The complaint alleges violations of the federal Truth in Lending Act for allegedly failing to disclose title insurance charges and recording fees as part of finance charges. A motion to certify a class has not yet been filed, there has been no ruling on the merits of either the plaintiff’s individual claims or the claims of the putative class, and AHL intends to vigorously defend this action.  The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable, but AHL does not believe it will have a material adverse effect on its business.

In March 2007, AHLHC was served with a class action complaint, Atlas v. Accredited Home Lenders Holding Co., et al., brought in the United States District Court for the Southern District of California.  The complaint alleges violations of federal securities laws by AHLHC and certain members of senior management.  AHLHC is aware that four similar securities class actions, Joory v. Accredited Home Lenders Holding Co., et al., Pourshafie v. Accredited Home Lenders Holding Co., et al., Theda v. Accredited Home Lenders Holding Co., et al., and City of Brockton Retirement System v. Accredited Home Lenders Holding Co. have been filed in the same court.  Pursuant to the Private Securities Litigation Reform Act, these cases and any other similar actions which are filed and served will be consolidated, a lead plaintiff will be determined and a consolidated complaint will be filed.  Lead plaintiff motions have been filed, and a hearing on these motions has been set for June 25, 2007.  No response is required from AHLHC until at least forty-five days after the consolidated complaint is filed.  AHLHC intends to vigorously defend these matters.  The ultimate outcome of these matters and the amount of liability, if any, which may result, is not presently determinable, but AHLHC does not believe these actions will have a material adverse effect on its business.

In May 2007, AHLHC was served with a class action complaint, Kornfeld v. James A. Konrath, et al. brought in United States District Court for the Southern District of California.  The complaint alleges securities law violations similar to those in the Atlas, Pourshafie, Joory, Theda, and City of Brockton actions; however, the Kornfeld complaint alleges that it is filed on behalf of prior shareholders of AIC entitled to vote on the acquisition of AIC by AHLHC, and, if not selected as lead plaintiff, the plaintiff seeks to maintain the action as a separate matter that is not consolidated with the other lawsuits.  The court has not yet ruled on the lead plaintiff and consolidation issues.  AHLHC intends to vigorously defend this matter.  The ultimate outcome of this matter and the amount of liability, if any, which may result, is not presently determinable, but AHLHC does not believe this action will have a material adverse effect on its business.

Accredited has accrued for loss contingencies with respect to the foregoing matters to the extent it is probable that a liability has been occurred at the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. Management does not deem the amount of such accrual to be material.

In addition, because the nature of Accredited’s business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, Accredited is subject to various legal proceedings in the ordinary course of business related to foreclosures, bankruptcies, condemnation and quiet title actions, and alleged statutory and regulatory violations. Accredited is also subject to legal proceedings in the ordinary course of business related to employment matters. Accredited does not believe that the resolution of these lawsuits will have a material adverse effect on its financial position or results of operations.

STATIC POOL INFORMATION

Information concerning MSMCH’s prior residential mortgage loan securitizations involving fixed and adjustable rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at http://www.bearstearns.com/transactions/bsabs_i/msst2007-1/.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus.  Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus upon request who writes or calls the depositor at 383 Madison Avenue, New York, New York 10179; (212) 272-2000.

The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus, the accompanying prospectus or the depositor’s registration statement.

THE ISSUING ENTITY

The issuing entity, Morgan Stanley Structured Trust I 2007-1, is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Morgan Stanley Structured Trust I 2007-1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of Morgan Stanley Structured Trust I 2007-1 will consist of the mortgage loans and certain related assets.

Morgan Stanley Structured Trust I 2007-1’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of March 31, 2007, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $77,949,316,285. In conjunction with the depositor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor is Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (“MSMCH”).  MSMCH is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS).  As a result of a merger, completed on December 4, 2006, between a subsidiary of MSMCH and Saxon Capital, Inc., MSMCH is an affiliate, through common parent ownership, of Saxon Mortgage Services, Inc., one of the servicers.  The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.  MSMCH provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment.  MSMCH also originates commercial mortgage loans.  MSMCH does not currently service loans.  Instead, MSMCH contracts with other entities to service the loans on its behalf.

MSMCH acquires residential mortgage loans through bulk purchases and also through purchases of single loans through MSMCH’s conduit loan purchase program.  The mortgage loans purchased through its conduit program generally conform to MSMCH’s conduit origination standards.

Prior to acquiring any residential mortgage loans, MSMCH conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution.  MSMCH’s review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks.  The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

The underwriting guideline review entails a review of the mortgage loan origination processes and systems.  In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

As mentioned above, MSMCH currently contracts with other entities for servicing the mortgage loans that it originates or acquires.  These servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution.  These servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of the servicers’ ability to provide loan-level data.  In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

MSMCH has been the sponsor or co-sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2000.  The following table sets forth the approximate aggregate stated principal balance, as of the applicable cut-off date, of mortgage loans transferred by MSMCH or its affiliates to subprime mortgage loan securitizations sponsored or co-sponsored by MSMCH since 2000.

Year	Approximate Initial Principal Amount of Securities
2000	$0.36 billion
2001	$2.65 billion
2002	$8.24 billion
2003	$11.32 billion
2004	$27.02 billion
2005	$23.09 billion
2006	$29.99 billion
2007 (through May 31)	$11.79 billion

As a sponsor or co-sponsor, MSMCH acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing entity for the related securitization.  MSMCH works with rating agencies, co-sponsors, underwriters (which for certain securitizations may include Morgan Stanley & Co. Incorporated, which is an affiliate, through common parent ownership, of MSMCH), mortgage loan sellers and servicers in structuring the securitization transaction.

THE SECURITIES ADMINISTRATOR AND THE MASTER SERVICER

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as securities administrator and master servicer under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 + million customers and 158,000 + employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of their respective servicing agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against such defaulting servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or and affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary of the mortgage-backed securitization industry.

SERVICING OF THE MORTGAGE LOANS

Saxon Mortgage Services, Inc. (“Saxon”) will act as servicer with respect to approximately 98.49% of the mortgage loans. The remainder of the mortgage loans will be serviced by various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, in accordance with their respective servicing agreements, which will be assigned to the issuing entity on the closing date.

Saxon Mortgage Services, Inc.

The information under this subheading “—Saxon Mortgage Services, Inc.” has been provided by Saxon.

History

Saxon, a Texas corporation, is an indirect subsidiary of Saxon Capital, Inc.  On December 4, 2006, Saxon Capital, Inc. became a direct subsidiary of Morgan Stanley Mortgage Capital Inc., the predecessor of MSMCH.  As a result, Saxon is an affiliate of the sponsor, MSMCH.  Saxon began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name to the current name in May 2002.  Saxon services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

Experience and Procedures

In 2001, Saxon began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates.  Currently a substantial majority of the loans in Saxon’s servicing portfolio are serviced for third parties.  Of the over 85 securitizations Saxon services, 27 were issued by an affiliate of Saxon and the rest were issued by third party issuers.  At this time, substantially all of Saxon’s servicing portfolio consists of sub-prime mortgage loans, comprised of fixed rate and adjustable rate, first- and second-lien conventional mortgage loans.  Saxon’s servicing platform, MortgageServ, is able to service virtually any type of mortgage loan product.  Saxon has serviced interest-only products for two years, in 2005 started servicing mortgage loans with amortization periods of up to forty years, and in 2006 started servicing mortgage loans with amortization periods of up to fifty years.

Saxon services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as two days following the boarding of a mortgage loan on Saxon’s servicing system, Saxon attempts to establish a consistent payment relationship with the borrower. In addition, Saxon’s call center uses a predictive dialer, where permitted, to create calling campaigns for delinquent loans based upon the borrower’s historical payment patterns and the borrower’s risk profile. Saxon’s technology delivers extensive data regarding the loan and the borrower to the desktop of the individual providing service. Contact with borrowers is tailored to reflect the borrower’s payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. Saxon’s website provides borrowers with access to account information and online payment alternatives.  Saxon’s customer service representatives are also collection agents.

Saxon’s goal is to provide the most efficient and economical solutions to the processes Saxon manages in the servicing area. Outsourcing of appropriate servicing functions has allowed Saxon to maintain a high quality of performance and reduced costs while allowing Saxon to apply its expertise to managing the outsourced service providers.  In the past, Saxon has successfully outsourced areas including tax tracking, insurance tracking and foreclosure and bankruptcy tracking. In 2004, Saxon outsourced the document management area, resulting in faster imaging of mortgage loan documents with fewer document exception rates.

Saxon is now able to deliver online access to selected mortgage loan documents and an online interview guiding the borrower through alternatives to foreclosure.

Once a mortgage loan becomes thirty days delinquent, the related borrower receives a demand notice, sent between the 35th and 48th day of delinquency, depending on the risk and the early indicator score of the mortgage loan, allowing thirty days, or more if required by applicable law, to cure the default before the account is referred for foreclosure. The call center continues active collection campaigns and may offer the borrower relief through an informal repayment arrangement designed to resolve the delinquency in ninety days or less.

Accounts moving from thirty days delinquent to sixty or more days delinquent are transferred to the Loss Mitigation department, which is supported by the predictive dialer, as well as the MortgageServ system. The Loss Mitigation department continues to actively attempt to resolve the delinquency while Saxon’s Foreclosure department refers the file to local counsel to begin the foreclosure process.

The MortgageServ system is Saxon’s core servicing platform. It provides all the mortgage loan level detail and interacts with all of Saxon’s supplemental products such as the dialer, pay-by-phone and website activity. The MortgageServ system provides functionality that was not available with Saxon’s prior systems, allowing the retirement of proprietary systems supporting Saxon’s Loss Mitigation, Foreclosure, and REO departments. Incorporating those automated processes while providing direct interfaces with service providers enhances Saxon’s efficiency.

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the MortgageServ system. The MortgageServ system schedules key dates throughout the foreclosure process, enhancing the outsourcer’s ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO department to manage eviction and marketing of the properties.

Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

Saxon services nine securitizations for which servicer events of default have occurred.  Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level.  Each of these securitizations was issued in or prior to 2001.  Saxon has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements.  In addition to the nine securitizations above, Saxon services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels.  Typically, this results in a re-direction of bond principal payments to the most senior classes.  Saxon has not failed to make required advances with respect to any securitizations for which it is servicer.

Saxon’s assessment of compliance with applicable servicing criteria discloses that it was not in compliance with Items 1122(d)(4)(i) and 1122(d)(1)(ii) of Regulation AB due to the failure to send certain lien releases to consumers or to the recording jurisdiction, as appropriate, within the timeframes required by Saxon’s guidelines or due to an error in Saxon’s guidelines regarding the required means of delivery of lien releases.  The assessment of compliance indicates that delays in timeliness were caused by the failure of Saxon’s vendor’s database to upload data regarding payments-in-full provided by Saxon in order to produce lien releases in a timely manner. Saxon has taken remedial actions to remedy the exceptions, to prevent exceptions going forward, and to remedy applicable procedures.

In addition, the  assessment of compliance with applicable servicing criteria performed by a servicing function participant contracted by Saxon reflects that it was not in compliance with Item 1122(d)(4)(xi) of Regulation AB due to one payment having been made after the expiration date of the insurance policy, based on a sample of loans reviewed for purposes of such assessment.  Based on discussions Saxon has had with this servicing function participant, Saxon believes that the servicing function participant has taken actions designed to remedy the procedures that led to this compliance exception.

Size, Composition and Growth of Saxon’s Portfolio of Serviced Assets

Currently, substantially all of Saxon’s servicing portfolio consists of non-prime mortgage loans, represented by fixed rate and adjustable rate, first- and second-lien conventional mortgage loans. The following table reflects the size and composition of Saxon’s affiliate-owned and third party servicing portfolio as of the end of each indicated period.

Saxon’s Portfolio of Mortgage Loans

Unpaid Principal Balance as of:
(Dollar Amounts, in thousands)

	February 28, 2007	December 31, 2005	December 31, 2004	December 31, 2003
Saxon Affiliate[1]	$7,150,070	$6,394,873	$5,950,965	$4,665,770
Third Party	22,169,173	18,365,897	14,214,977	5,233,753
Total	$29,319,243	$24,760,770	$20,165,942	$9,899,523

Saxon Rating Information

Saxon’s residential sub-prime servicing operations are currently rated as “Above Average” by S&P.  Fitch has rated Saxon “RPS2+” as a primary servicer of residential Alt-A and sub-prime products.  Moody’s has rated Saxon “SQ2+” as a primary servicer of residential sub-prime mortgage loans.  Saxon is an approved Freddie Mac and Fannie Mae servicer.

1 Saxon Affiliate includes securitizations in which Saxon Asset Securities Company is the depositor and servicing of mortgage loans originated or purchased by Saxon Mortgage, Inc. and Saxon Funding Management LLC.

No Material Changes to Servicer Policies and Procedures

There have been no material changes in Saxon’s servicing policies and procedures during the past three years.

Relationships with Transaction Parties

As a result of a merger, completed on December 4, 2006, between Saxon Capital, Inc. and a subsidiary of the predecessor of the sponsor, Saxon is an affiliate of the sponsor.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, each servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated realized loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the issuing entity. Any modified loan may remain in issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The servicers will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more Eligible Accounts. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the related servicer, to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement, or as otherwise permitted by the Pooling and Servicing Agreement.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of (i) the maximum insurable value of such mortgaged property, (ii) the amount necessary to further compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (iii) the outstanding principal balance of the mortgage loan, and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any other amounts in the protected account.

Each servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans serviced by it.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The servicers are required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the issuing entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. In the case of Saxon, such practices may include hiring a third party to manage and liquidate REO properties for a fee that will be paid out of the liquidation proceeds collected on the defaulted mortgage loans that would otherwise be available for distribution to certificateholders. To the extent set forth in the Pooling and Servicing Agreement, the related servicer will service the property acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the issuing entity following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Optional Purchase of Delinquent Mortgage Loans

Saxon (or its assignee) or the holders of a majority of the Class CE Certificates will have the option to purchase from the issuing entity any mortgage loan that is 90 days or more delinquent or that has been converted to an REO property, subject to certain terms and conditions set forth in the pooling and servicing agreement.  The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances related to the mortgage loan.

Master Servicing and Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive on each distribution date a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 1/12 of 0.015% multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs and any amounts earned on permitted investments in the Distribution Account for a period not to exceed one business day. Each servicer will be entitled to 1/12th of the related servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full or in part made during the related prepayment period that are being distributed to the certificateholders on that distribution date will be offset by the related servicer on the distribution date in the month following such prepayment period to the extent of compensating interest payments as described in this free writing prospectus.  The master servicer will be obligated to make such compensating interest payments up to an amount equal to the portion of the master servicing fee payable to the master servicer in the event that the related servicer is required to make such payments and fails to do so.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

Protected Accounts

Each servicer will establish and maintain one or more custodial accounts (referred to in this free writing prospectus as the protected accounts) into which they will deposit daily or at such other time specified in the related servicing agreement or Pooling and Servicing Agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, to the extent not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the related servicing agreement and Pooling and Servicing Agreement and will meet the requirements of the rating agencies.

With respect to the mortgage loans, the related servicer will retain in the protected account for distribution directly to the master servicer the daily collections of interest and principal, Insurance Proceeds, Subsequent Recoveries, and the repurchase price with respect to any repurchased mortgage.

On the date specified in the Pooling and Servicing Agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the securities administrator for deposit in the Distribution Account.

Distribution Account

The securities administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”). The securities administrator will deposit in the Distribution Account, as received, the following amounts:

(i)        Any amounts withdrawn from the protected account or other permitted account;

(ii)  Any advance and compensating interest payments;

(iii)  Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in the protected account or other permitted account;

(iv)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement.

All amounts deposited to the Distribution Account will be held in the name of the trustee, in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the Pooling and Servicing agreement. The master servicer will be entitled to any investment amounts realized for a period not to exceed one (1) business day, and will be liable for losses, on permitted investments in the Distribution Account for such business day.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer or the securities administrator in its commercial banking capacity); provided that, the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the certificateholders or swap administrator, as applicable, in accordance with the provisions set forth under “Description of the Certificates—Distribution on the Certificates” and “The Swap Administration Agreement” in this free writing prospectus. Each of the trustee, the securities administrator and the custodians will be entitled to compensation for its services under the Pooling and Servicing Agreement and the related custodial agreement, as applicable, which will be paid by the master servicer. The trustee, the securities administrator and the custodians will also be entitled to be reimbursed from the issuing entity for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment if paid between the 16th of the month prior to the Distribution Date and the end of such month (such shortfall, the “Prepayment Interest Shortfall”). In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the related servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be remitted by the related servicer to the securities administrator for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” The amount of these shortfalls (for those mortgage loans that prepay in full from the 16th day of the month preceding the month in which the distribution date occurs, or from the first day of the preceding calendar month in the case of the first distribution date, through the end of that preceding month) will be first netted against Prepayment Interest Excesses. In the event the related servicer fails to remit such related compensating interest payment, the master servicer will be required to do so to the extent described in the Pooling and Servicing Agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the Pooling and Servicing Agreement, for example as a result of application of the Relief Act or similar state or local laws, the related servicer will remit to the securities administrator for deposit in the Distribution Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the Pooling and Servicing Agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreement. If the related servicer is terminated, an appointed successor servicer will be obligated to advance such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. In addition, if Wells Fargo Bank, in its capacity as master servicer under the Pooling and Servicing Agreement is required to make an advance, and fails to make such advance, such failure would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this free writing prospectus.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that no later than the date specified in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and the applicable servicing agreement, as applicable, will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and the applicable servicing agreement, as applicable, will also provide for delivery to the master servicer, the securities administrator and the depositor on or before the date specified in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or the related servicing agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant Pooling and Servicing Agreement or servicing agreement.

The Pooling and Servicing Agreement will also provide for delivery to the securities administrator and the depositor on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Pooling and Servicing Agreement or the related servicing agreement, as applicable, throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge, if not available on the securities administrator’s website, upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:

•	the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required in the Pooling and Servicing Agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that, the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.

The Pooling and Servicing Agreement will further provide that neither the master servicer nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the issuing entity or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Offered Certificates.

DESCRIPTION OF THE CERTIFICATES

General

The issuing entity will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. The certificates (the “Certificates”) consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the offered certificates, and the Class B-4, Class R-1, Class R-2, Class R-3, Class RX, Class P and Class CE Certificates, which we are not offering by this free writing prospectus. We refer to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates collectively in this free writing prospectus as the Class A Certificates or the senior certificates; we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates collectively in this free writing prospectus as the Class M Certificates; we refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates collectively in this free writing prospectus as the Class B Certificates; and we refer to the Class M Certificates and Class B Certificates collectively in this free writing prospectus as the subordinated certificates. We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this free writing prospectus as the Class R Certificates or the residual certificates.

On the closing date, the Class CE Certificates will be held by the sponsor or one of its an affiliates.

The issuing entity will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate certificate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depository for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the issuing entity will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the securities administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the issuing entity nor the trustee nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Glossary

“Applied Realized Loss Amount” with respect to any class of Class M Certificates and Class B Certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the Class A, Class M and Class B Certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

2.  The amount of Current Interest that such class received on such distribution date at the Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate (without giving effect to the Net Rate Cap) for such distribution date.

“Certificate Principal Balance” with respect to any class of Class A, Class M and Class B Certificates (other than the Class B-4 Certificates) and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, or with respect to the Class B-4 Certificates approximately $9,923,000, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class M Certificates or Class B Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

“Class A Certificates” means any of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

“Class A Principal Distribution Amount” with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 49.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class M Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

“Class M-1 Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

“Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 59.60% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 67.10% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 71.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 75.10% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 78.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 80.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class B-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 83.50% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class B-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 86.00% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class B-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date) and (10) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 89.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Class B-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date), (10) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date), and (11) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 92.00% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) minus approximately $3,675,502 (subject to a variance of plus or minus 10%).

“Condemnation Proceeds” all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Current Interest” with respect to each class of Class A, Class M and Class B Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class as described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the subordinated certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the Class A, Class M and Class B Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

 “Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of Class A, Class M and Class B Certificates and any distribution date, is the sum of:

•	the excess of:

(a)	Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b)	the amount actually distributed to such class with respect to interest on such distribution dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to any distribution date are equal to the sum for such distribution date, without duplication, of:

•
all scheduled interest collected in respect of the mortgage loans, less the related servicing fee, the master servicing fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the servicers, the master servicer, the securities administrator, the custodians and the trustee, the Supplemental Interest Trust Trustee and the Swap Administrator as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the mortgage loans,

•	all Compensating Interest,

•
Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries collected during the prior calendar month, to the extent such Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month,

•
the interest portion of proceeds of the repurchase of any mortgage loan that was repurchased by the related originator, the sponsor, Saxon (or its assignee) or the holders of a majority of the Class CE Certificates, as applicable, and

•	the interest portion of the purchase price of the assets of the issuing entity upon exercise by Saxon or the majority holders of the Class CE Certificates of its optional termination right, minus

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

“Liquidation Proceeds” are all proceeds, other than Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed advances, servicing fees and servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

“Margin” with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class A-1 Certificates, ___% per annum, (ii) with respect to the Class A-2 Certificates, ___% per annum, (iii) with respect to the Class A-3 Certificates, ___% per annum, (iv) with respect to the Class A-4 Certificates, ___% per annum, (v) with respect to the Class M-1 Certificates, ___% per annum, (v) with respect to the Class M-2 Certificates, ___% per annum, (vi) with respect to the Class M-3 Certificates, ___% per annum, (vii) with respect to the Class M-4 Certificates, ___% per annum, (viii) with respect to the Class M-5 Certificates, ___% per annum, (ix) with respect to the Class M-6 Certificates, ___% per annum, (x) with respect to the Class B-1 Certificates, ___% per annum, (xi) with respect to the Class B-2 Certificates, ___% per annum, (xii) with respect to the Class B-3 Certificates, ___% per annum, (xiii) with respect to the Class B-4 Certificates, ___% per annum, and with respect to any distribution date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class A-2 Certificates, ___% per annum, (ii) with respect to the Class A-2 Certificates, ___% per annum, (iii) with respect to the Class A-3 Certificates, ___% per annum, (iv) with respect to the Class A-4 Certificates, ___% per annum, (v) with respect to the Class M-1 Certificates, ___% per annum, (v) with respect to the Class M-2 Certificates, ___% per annum, (vi) with respect to the Class M-3 Certificates, ___% per annum, (vii) with respect to the Class M-4 Certificates, ___% per annum, (viii) with respect to the Class M-5 Certificates, ___% per annum, (ix) with respect to the Class M-6 Certificates, ___% per annum, (x) with respect to the Class B-1 Certificates, ___% per annum, (xi) with respect to the Class B-2 Certificates, ___% per annum, (xii) with respect to the Class B-3 Certificates, ___% per annum, (xiii) with respect to the Class B-4 Certificates, ___% per annum.

“Net Rate Cap” with respect to any distribution date and the Class A, Class M and Class B Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, over (B) a per annum rate equal to the sum of the Net Swap Payment payable to the Swap Provider and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12. The Net Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the related servicing fee, the master servicing fee, and the lender paid mortgage insurance fee, if any.

“Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 4.00% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 4.00% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 8.00% (subject to a variance of plus or minus 1.00%) of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) approximately $3,675,502 (subject to a variance of plus or minus 10%) or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

“Pass-Through Rate” with respect to each class of Class A, Class M and Class B Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, and (y) the Net Rate Cap.

“Prepayment Interest Excess” for any distribution date, the aggregate amount of interest received on the mortgage loans that prepay in full or in part from and including the 1st day of the month in which that distribution date occurs through and including the 15th day of that month representing interest accrued on the mortgage loans during that period.

“Prepayment Interest Shortfall” for any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part on the mortgage loans received from and including the 16th day of the month preceding the month in which that distribution date occurs through the last day of the month preceding the month in which that distribution date.

“Prepayment Period” with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs (or with respect to the first distribution date, the period commencing on the cut-off date) and ending on the 15th day of the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each distribution date is equal to:

•	the Principal Funds for such distribution date, plus

•	any Extra Principal Distribution Amount for such distribution date, less

•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds” with respect to any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans during the related Due Period or advanced on or before the servicer advance date,

•	prepayments in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

•
the Stated Principal Balance of each mortgage loan that was repurchased by the related originator, the sponsor, Saxon (or its assignee), another servicer or the holders of a majority of the Class CE Certificates, as applicable,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the sponsor in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans in the related loan group, to the extent such Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•	the principal portion of the purchase price of the assets of the issuing entity upon the exercise by Saxon or the majority holders of the Class CE Certificates of its optional termination right; minus

•
any amounts required to be reimbursed to the servicers, the master servicer, the securities administrator, the trustee, the Supplemental Interest Trust Trustee or the Swap Administrator as provided in the Pooling and Servicing Agreement (in each case to the extent not covered by Interest Funds), and

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates, in each case to the extent not covered by Interest Funds.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the related servicer or master servicer, as applicable, through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. With respect to any mortgage loan that has been modified during the calendar month immediately preceding the related distribution date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the related mortgage loan and (b) the amount of any servicing advances made by the related servicer or master servicer, as applicable, with respect to such mortgage loan which are reimbursable from the issuing entity to the master servicer with respect to such modification; provided that, the amounts expressed in clause (a) above shall not include the amounts expressed in clause (b) above. To the extent that the related servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date. As discussed in this free writing prospectus, Realized Losses will be based on Realized Losses incurred during the related Prepayment Period.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

“Servicer Remittance Date” means with respect to any distribution date the 21st day (or if such day is a Saturday, the business day prior to that day or if such day is a Sunday or otherwise not a business day, the immediately following business day) of the month of each related distribution date.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)	all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)
all Liquidation Proceeds and Insurance Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the related servicing agreement or Pooling and Servicing Agreement that were received by the related servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date, or for the first distribution date, two months prior to such distribution date; and

(iv)	any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” means the later to occur of:

(a)  the earlier to occur of

(i)  the distribution date occurring in July 2010 and

(ii)  the distribution date following the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero; and

(b)  the first distribution date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 50.70% (subject to the variance of plus or minus 1.00%).

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

A “Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the rolling three month average of the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity) by (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool, in each case, as of the as of the last day of the related Due Period, equals or exceeds (A) on any distribution before the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, 31.55% (subject to a variance of plus or minus 1.00%) of the Current Specified Enhancement Percentage and (B) on any distribution on or after the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, 39.59% (subject to a variance of plus or minus 1.00%), of the Class M-1 Enhancement Percentage or (ii) as of the related Prepayment Period, the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

Distribution Date	Percentage
July 2009 – June 2010	1.75% with respect to July 2009, plus an additional 1/12th of 2.15% for each month thereafter until June 2010
July 2010 – June 2011	3.90% with respect to July 2010, plus an additional 1/12th of 2.25% for each month thereafter until June 2011
July 2011 – June 2012	6.15% with respect to July 2011, plus an additional 1/12th of 1.80% for each month thereafter until June 2012
July 2012 – June 2013	7.95% with respect to July 2012, plus an additional 1/12th of 1.00% for each month thereafter until June 2013
July 2013 – and thereafter	8.95%

“Unpaid Realized Loss Amount” with respect to the Class M Certificates and Class B Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the Class M Certificates and Class B Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Bloomberg Terminal Telerate Successor Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor, the servicers or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the securities administrator will withdraw the Interest Funds from the Distribution Account for such distribution date and apply such Interest Funds in the following manner and order of priority:

From Interest Funds:

(a)  to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  from remaining Interest Funds sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will first be allocated to amounts payable in respect of interest to the Class CE Certificates, until reduced to zero, and then will be allocated to accrued interest payable to the Class A, Class M and Class B Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class A, Class M and Class B Certificates will not be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under “—Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions. On each distribution date, the securities administrator will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

(A)  For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

1.           To the Class A Certificates, the Principal Distribution Amount for such distribution date, sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

2.           from any remaining Principal Distribution Amount for such distribution date, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.            To the Class A Certificates, an amount up to the Class A Principal Distribution Amount for such distribution date, sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, provided however, that if on such distribution date, if the aggregate Certificate Principal Balance of the subordinated certificates and Class CE Certificates has been reduced to zero, an amount up to the Class A Principal Distribution Amount for such distribution date will be distributed to the Class A Certificates pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance thereof is reduced to zero;

2.            To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.            To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.            To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.            To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.            To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.            To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.            To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class B-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.            To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class B-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.            To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class B-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.            To the Class B-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, an amount up to the Class B-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of related certificates (other than the Class R Certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Class A, Class M and Class B Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second, in an amount equal to the Unpaid Realized Loss Amount for that class, in each case to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

2.  to pay any unpaid Basis Risk Shortfall Carry Forward Amounts to the Class A, Class M and Class B Certificates in the same order and priority in which Current Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being (a) first, among those classes of certificates pro rata, based on their respective Certificate Principal Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk Shortfall Carry Forward Amounts remaining unpaid, in each case, to the extent not covered by amounts paid pursuant to the Interest Rate Swap Agreement, the Swap Administration Agreement and the Yield Maintenance Agreement as described in this free writing prospectus;

3.  From any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

4.  From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the Pooling and Servicing Agreement; and

5.  From any remaining Excess Cashflow, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class A, Class M or Class B Certificate has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Basis Risk Shortfalls.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the offered certificates are outstanding.

All fee rates are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.500% per annum(2)	Mortgage Loan Interest Collections
Master Servicing Fee(1)	0.015% per annum(2)	Mortgage Loan Interest Collections

(1)The servicing fee and master servicing fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2)Subject to a variance of plus or minus 0.005%.

The servicers will be entitled to retain any net interest or other income earned on deposits in the related protected account, and additional income earned on permitted investments in the Distribution Account to the extent not retained by the master servicer. The master servicer will be entitled to retain any net interest or other income earned on permitted investments in the Distribution Account for a period not to exceed one business day. The trustee and each custodian will be entitled to compensation payable by the master servicer from its own funds.  In addition to the servicing fee and the master servicing fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of (i) any indemnification payments made to the depositor, the servicers, the master servicer, the securities administrator, the trustee or the custodians, (ii) any expenses associated with the management and liquidation of REO properties (which would also include, in the case of Saxon, fees paid to third parties to manage and liquidate REO properties, which fees are not expected to exceed 1.0% of the sale price of the related mortgaged property) and (iii) reimbursements for certain unanticipated expenses borne by the depositor, the servicers, the master servicer, the securities administrator and the custodians or the trustee, as described in this free writing and the base prospectus.

Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread through an increased distribution of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class B-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class B-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class B-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class B-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and twelfth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class M Certificates and Class B Certificates from Remaining Excess Spread, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above and from amounts, if any, paid pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus.

No reduction of the Certificate Principal Balance of any class of offered certificates will be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of Class M Certificates and Class B Certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class M Certificates or Class B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that a servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class A Certificates. Investors in these Certificates should note that although Realized Losses will not be allocated to their Certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their Certificates all interest and principal amounts to which they are then entitled.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, the swap provider, the trustee and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cashflows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of the related distribution to holders of the Class A, Class M and Class B Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.
the amount of such distribution to holders of the Class A, Class M and Class B Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the amount of coverage remaining under either credit enhancement;

6.	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the Class A, Class M and Class B Certificates (if any);

7.
the Certificate Principal Balance of the Class M Certificates and Class B Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of Class A, Class M and Class B Certificates for such distribution date and whether such rate was based on an interest rate cap;

10.
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period, and the general source of funds for reimbursements;

11.
the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

12.	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.
with respect to any mortgage loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loans as of the end of the related Prepayment Period;

14.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

15.	the total number and principal balance of any real estate owned, or REO, properties as of the close of business on the determination date preceding such distribution date;

16.	the cumulative Realized Losses through the end of the related Prepayment Period;

17.
the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans,

18.	material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.
material breaches of pool asset representation or warranties or transaction covenants which have been reported to the securities administrator in accordance with the Pooling and Servicing agreement or the related servicing agreement;

20.	the amount of the prepayment charges remitted by the servicers and the amount on deposit in the related reserve fund;

21.
the amount of any Net Swap Payment payable to the issuing entity, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the issuing entity and any Swap Termination Payment payable to the Swap Provider;

22.
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable, and to the extent such information has been reported to the securities administrator;

23.
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets and to the extent such information has been reported to the securities administrator, and

24.	the Yield Maintenance Agreement Payment Amount, if any, on each distribution date.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website at www.ctslink.com. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator’s website referenced below under “Available Information”.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge.  See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the securities administrator and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision in the Pooling and Servicing Agreement,

•	to conform to the language in the free writing prospectus, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the issuing entity’s REMIC elections, provided that the trustee and the securities administrator have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the trustee and the securities administrator with the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates or, if applicable, holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee and the securities administrator will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the issuing entity’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer, the securities administrator or the trustee shall enter into any amendment that that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Voting Rights

As of any date of determination,

•
holders of the Class A, Class M and Class B Certificates will be allocated 92% of all voting rights, allocated among such Class A, Class M and Class B Certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class CE Certificates will be allocated 3% of all voting rights, and

•	holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

Saxon or, in certain circumstances, the majority holders of the Class CE Certificates, at its or their option, will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that Saxon or the majority holders of the Class CE Certificates exercises such option, it will effect such repurchase at a price equal to the sum of:

•	100% of the unpaid principal balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan,

•
any unreimbursed out-of-pocket costs and expenses of the trustee, any servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer in the performance of its servicing obligations, and

•	any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due as a result of the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by Saxon or the majority holders of the Class CE Certificates, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

Transfer of Servicing

Each servicer and the master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as a servicer or master servicer, as applicable, under the Pooling and Servicing Agreement or the related servicing agreement; provided, however, that:  (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer or servicer under the Pooling and Servicing Agreement or the related servicing agreement, as applicable, and any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to such servicer or master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to such servicer, the securities administrator and the trustee (at the expense of the master servicer or related servicer, as applicable); and (iii) the master servicer or servicer assigning and selling the servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee and the securities administrator, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement or the related servicing agreement, as applicable, have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement or the related servicing agreement, as applicable. No such assignment or delegation will affect any liability of the master servicer or such servicer arising prior to the effective date thereof.

Events of Default

Events of default under the Pooling and Servicing Agreement include, but are not limited to:

•
any failure by the master servicer to remit to the securities administrator any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans and the proceeds thereof, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities, duties and obligations of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation, reimbursement of expenses and indemnification which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred; provided, however, the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the above, the trustee may, if it will be unwilling to act, or will, if it is prohibited by applicable law from making advances or if it is otherwise unable to act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.

If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided, however that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer as provided under the Pooling and Servicing Agreement. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default under the Pooling and Servicing Agreement by reason of any failure to make, or any delay in making, any distribution as described in the Pooling and Servicing Agreement or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities as described in the Pooling and Servicing Agreement, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the issuing entity.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided in this free writing prospectus, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders and the Swap Provider, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders and the Swap Provider notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will be the Trustee under the Agreement. The Trustee’s “Corporate Trust Office” is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – MSSTI0701, or such other address as the Trustee may designate from time to time.

DBNTC is a national banking association which has an office in Santa Ana, California.  DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.  DBNTC also will act as a custodian of the certain of mortgage files pursuant to the Pooling and Servicing Agreement and a custodial agreement.  DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991.  DBNTC will maintain the mortgage files for which it acts as custodian for in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files for which it acts as custodian from other mortgage files in DBNTC’s custody but they will be kept in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file for which it acts as custodian and will show that the related mortgage loan documents are held by a custodian on behalf of the issuing entity.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement and the custodial agreement.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the certificates or as a custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.  Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the issuing entity for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Pooling and Servicing Agreement provides that the Trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee. If an event of default has occurred and has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The compensation to the trustee for its duties as trustee will be paid by the Master Servicer pursuant to a separate fee agreement.

The Securities Administrator

Using information set forth in this free writing prospectus, the securities administrator will recreate the cashflow model for the issuing entity based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the issuing entity. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The securities administrator undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the securities administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the Pooling and Servicing Agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

1.           On each distribution date, the securities administrator will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling and Servicing Agreement.

2.           Except for those actions that the securities administrator is required to take under the Pooling and Servicing Agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the issuing entity for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodians

Deutsche Bank National Trust Company

For a description of Deutsche Bank National Trust Company as custodian, see “—The Trustee” above.

Wells Fargo Bank

Wells Fargo Bank is acting as a custodian of certain of the mortgage loans pursuant to the related custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE INTEREST RATE SWAP AGREEMENT

Wells Fargo Bank, National Association as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Bear Stearns Financial Products Inc. (the “Swap Provider”) for the benefit of the holders of the Class A, Class M and Class B Certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the “Swap Account”) certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the Class A, Class M and Class B Certificates certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in June 2008 and ending with the distribution date in July 2013, the Swap Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.22% per annum, (y) the notional amount for that distribution date (as set forth in the table below), and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Supplemental Interest Trust, a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement) (y) the notional amount for that distribution date (as set forth in the table below) and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, on behalf of the Supplemental Interest Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Net Swap Payment is required to be made to the Swap Provider, the issuing entity will be required to make a payment to the Swap Account in the amount of such Net Swap Payment, prior to distributions to the certificateholders. The Swap Administrator, on behalf of the Supplemental Interest Trust, will only be required to make a Net Swap Payment to the Swap Provider to the extent of funds paid by the issuing entity to the Swap Account.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date set forth below will be the approximate related notional amount set forth below.

Month of Distribution Date	Interest Rate Swap Agreement Notional Amount ($)
June 2008	449,263,089.10
July 2008	430,880,688.10
August 2008	412,863,353.00
September 2008	395,696,349.20
October 2008	379,090,625.60
November 2008	363,165,828.40
December 2008	348,071,652.50
January 2009	332,939,681.30
February 2009	310,092,260.10
March 2009	283,611,661.10
April 2009	270,512,929.70
May 2009	258,958,540.90
June 2009	248,247,765.50
July 2009	237,355,789.90
August 2009	218,519,885.40
September 2009	195,738,465.00
October 2009	186,436,603.30
November 2009	178,492,330.30
December 2009	171,195,146.60
January 2010	163,850,357.30
February 2010	151,890,347.10
March 2010	133,045,451.50
April 2010	117,958,183.70
May 2010	106,024,325.00
June 2010	101,831,134.30
July 2010	97,845,058.68
August 2010	93,833,820.79
September 2010	85,286,446.19
October 2010	72,866,816.41
November 2010	62,905,651.10
December 2010	60,551,034.54
January 2011	58,300,837.93
February 2011	56,030,437.00
March 2011	51,165,049.76
April 2011	44,092,818.36
May 2011	38,412,415.72
June 2011	37,067,191.00
July 2011	35,782,156.00
August 2011	34,541,182.60
September 2011	33,342,778.23
October 2011	32,185,500.18
November 2011	31,067,953.91
December 2011	29,988,791.51
January 2012	28,946,710.15
February 2012	27,927,643.85
March 2012	26,910,662.94
April 2012	25,895,134.18
May 2012	24,740,575.66
June 2012	23,870,006.00
July 2012	23,041,864.26
August 2012	22,229,097.65
September 2012	21,410,675.57
October 2012	20,586,583.32
November 2012	19,615,115.76
December 2012	18,924,388.13
January 2013	18,269,965.40
February 2013	17,630,427.55
March 2013	16,993,569.58
April 2013	16,359,264.71
May 2013	15,646,685.53
June 2013	15,099,284.59
July 2013	14,577,766.89

The Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, an Early Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Swap Administrator, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Interest Rate Swap Agreement (other than any Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or any credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	certain mergers, consolidations or assert transfers without an assumption of related obligations,

each as further described in the Interest Rate Swap Agreement.

Termination Events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement, and

•	failure of the securities administrator to pay certain amounts to the holders of the senior certificates as required under the Pooling and Servicing Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

After the closing date, to the extent provided for in the Interest Rate Swap Agreement, the Swap Provider may transfer its rights and obligations under the Interest Rate Swap Agreement without the consent of the other party, if certain conditions specified in the Interest Rate Swap Agreement are satisfied.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Swap Administrator, on behalf of the Supplemental Interest Trust, or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the issuing entity will be required to make a payment to the Swap Administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the issuing entity will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the certificateholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the issuing entity’s obligation to make such payment generally will be subordinated to certain distributions to the holders of the offered certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the issuing entity, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Swap Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Swap Early Termination in connection with the optional termination of the issuing entity, if the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the issuing entity will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

The Swap Provider, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, the Swap Provider maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. The Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider.  Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179, Attention: DPC Manager. The Swap Provider is an affiliate of Bear, Stearns & Co. Inc, the Depositor and EMC.

The Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, other than the information contained in the immediately preceding paragraph.

YIELD MAINTENANCE AGREEMENT

The securities administrator, on behalf of the issuing entity, will enter into an interest rate cap contract (the “Yield Maintenance Agreement”) with Bear Stearns Financial Products Inc. (in such capacity, the “Yield Maintenance Agreement Provider”) for the benefit of the holders of the certificates. For the avoidance of doubt, the Yield Maintenance Agreement and the Reserve Fund (as defined below) will not be an asset of any REMIC.

Under the Yield Maintenance Agreement, on or before each distribution date commencing with the distribution date in July 2007 and ending with the distribution date in May 2008, the Yield Maintenance Agreement Provider will be obligated to make a payment to the securities administrator, on behalf of the issuing entity, for deposit into the reserve account, for that distribution date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Yield Maintenance Agreement for the related calculation period (as defined in the Yield Maintenance Agreement), over (ii) 7.70% for such distribution date, (y) the Yield Maintenance Agreement Notional Amount (as defined below) for that distribution date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.  Such amount is referred to in this prospectus supplement as the Yield Maintenance Agreement Payment Amount.  The securities administrator will deposit proceeds into a reserve fund (the “Reserve Fund”).

On each distribution date prior to the termination of the Yield Maintenance Agreement and after the distributions described in clause 1 under “Distributions on the Certificates—Excess Spread and Overcollateralization Provisions” above but prior the distributions described in clause 2 under “Distributions on the Certificates—Excess Spread and Overcollateralization Provisions” above, the securities administrator will distribute, from any Yield Maintenance Agreement Payment Amount on deposit in the Reserve Fund, an amount equal to any unpaid Basis Risk Shortfall Carry Forward Amounts with respect to the certificates for that distribution date, in the following manner and priority: first, among those classes of certificates, pro rata, based upon their respective Certificate Principal Balances and second, any remaining amounts allocated among those classes of certificates, pro rata, based on any Basis Risk Shortfall Carry Forward Amounts remaining unpaid.

The “Yield Maintenance Agreement Notional Amount” for each distribution date will be the approximate related notional amount set forth below.

Month of Distribution Date	Yield Maintenance Agreement Notional Amount ($)
July 2007	665,267,057.51
August 2007	661,673,180.61
September 2007	637,848,694.46
October 2007	614,685,157.05
November 2007	592,046,929.15
December 2007	570,105,848.05
January 2008	548,728,406.76
February 2008	527,888,754.82
March 2008	507,564,172.36
April 2008	487,581,015.33
May 2008	468,136,632.52

The Yield Maintenance Agreement will terminate immediately following the distribution date in May 2008, unless terminated earlier upon the occurrence of an Event of Default, a Termination Event or an Additional Termination Event, each as defined below.

The obligations of the Yield Maintenance Agreement Provider to pay specified amounts due under Yield Maintenance Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default will have occurred and be continuing and (2) no “early termination date” (as defined in the Yield Maintenance Agreement) has occurred or been effectively designated.

“Events of Default” under the Yield Maintenance Agreement (each, an “Event of Default”) includes the following:

•           failure to make a payment as required under the terms of the Yield Maintenance Agreement,

•           failure by the Yield Maintenance Agreement Provider to comply with or perform certain agreements or obligations as required under the terms of the Yield Maintenance Agreement,

•           failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Yield Maintenance Agreement,

•           certain representations by the Yield Maintenance Agreement Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•           repudiation or certain defaults by the Yield Maintenance Agreement Provider or any credit support provider in respect of any derivative or similar transactions entered into between the securities administrator, on behalf of the issuing entity, and the Yield Maintenance Agreement Provider and specified for this purpose in the Yield Maintenance Agreement,

•           cross-default by the Yield Maintenance Agreement Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Yield Maintenance Agreement,

•           certain insolvency or bankruptcy events, and

•           a merger by a party to the Yield Maintenance Agreement without an assumption of such party’s obligations under the Yield Maintenance Agreement,

each as further described in the Yield Maintenance Agreement.

Termination events under the Yield Maintenance Agreement (each a “Termination Event”) include the following:

•           illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Yield Maintenance Agreement),

•           tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Yield Maintenance Agreement, as a result of a change in tax law or certain similar events), and

•           tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Yield Maintenance Agreement as a result of a merger or similar transaction), each as further described in the Yield Maintenance Agreement.

Additional termination events under the Yield Maintenance Agreement (each an “Additional Termination Event”), include the following:

•           failure of the Yield Maintenance Agreement Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Yield Maintenance Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Yield Maintenance Agreement,

•           failure of the Yield Maintenance Agreement Provider to comply with the Regulation AB provisions of the Yield Maintenance Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Yield Maintenance Agreement),

•           occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•           amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Yield Maintenance Agreement,

each as further described in the Yield Maintenance Agreement.

If the Yield Maintenance Agreement Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Yield Maintenance Agreement, the Yield Maintenance Agreement Provider may be required, at its own expense and in accordance with the requirements of the Yield Maintenance Agreement, to do one or more of the following: (1) obtain a substitute yield maintenance agreement provider, or (2) establish any other arrangement as may be specified for such purpose in the Yield Maintenance Agreement.

Upon the occurrence of any Event of Default under the Yield Maintenance Agreement, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Termination Event or Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Yield Maintenance Agreement) and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Yield Maintenance Agreement to a related entity within a specified period after notice has been given of the Termination Event and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement yield maintenance agreement provider remains capable of acceptance by the offeree, all as set forth in the Yield Maintenance Agreement. The occurrence of an Early Termination Date under the Yield Maintenance Agreement will constitute a “Yield Maintenance Agreement Early Termination.”

Upon any Yield Maintenance Agreement Early Termination, the Yield Maintenance Agreement Provider may be liable to make a termination payment (the “Yield Maintenance Agreement Termination Payment”) to the securities administrator, on behalf of the issuing entity, regardless, if applicable, of which of the parties has caused the termination. The Yield Maintenance Agreement Termination Payment will be computed in accordance with the procedures set forth in the Yield Maintenance Agreement.

Upon a Yield Maintenance Agreement Early Termination other than in connection with the optional termination of the issuing entity, the securities administrator, on behalf of the issuing entity, will use reasonable efforts to appoint a successor yield maintenance agreement provider selected by the depositor to enter into a new yield maintenance agreement on terms substantially similar to the Yield Maintenance Agreement, with a successor yield maintenance agreement provider meeting all applicable eligibility requirements. The securities administrator, on behalf of the issuing entity, will apply any Yield Maintenance Agreement Termination Payment received from the original Yield Maintenance Agreement Provider in connection with such Yield Maintenance Agreement Early Termination to the upfront payment required to appoint the successor yield maintenance agreement provider.

If the securities administrator, on behalf of the issuing entity, is unable to appoint a successor yield maintenance agreement provider within 30 days of the Yield Maintenance Agreement Early Termination, then the securities administrator, on behalf of the issuing entity, will deposit any Yield Maintenance Agreement Termination Payment received from the original Yield Maintenance Agreement Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the securities administrator, on behalf of the issuing entity, by the original Yield Maintenance Agreement Provider calculated in accordance with the terms of the original Yield Maintenance Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

The Yield Maintenance Agreement Provider

For a description of the Yield Maintenance Provider, see “Interest Rate Swap Agreement—The Swap Provider” above.

The aggregate “significance percentage” of the Yield Maintenance Agreement, together with the Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Yield Maintenance Agreement and the Interest Rate Swap Agreement, the Yield Maintenance Agreement Provider and the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Yield Maintenance Agreement and the Interest Rate Swap Agreement is equal to or greater than 10%.

THE SWAP ADMINISTRATION AGREEMENT

Wells Fargo Bank, National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the Class A, Class M and Class B Certificates to the extent that it receives funds from the Swap Provider. The Swap Administrator will only be obligated to make payments to the Swap Provider to the extent that it receives funds from the issuing entity. The Swap Administrator will be entitled to reimbursement or indemnification by the issuing entity for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, National Association as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, National Association as the Swap Administrator.

On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Swap Account in respect of the Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Swap Account and distribute such amounts to the Class A, Class M and Class B Certificates in the following order of priority:

first, to each class of Class A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay Current Interest, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay as principal to the Class A, Class M and Class B Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

fourth, to the Class A Certificates, to pay any Basis Risk Shortfall Carry Forward Amounts for such classes for such distribution date, pro rata based on the Certificate Principal Balances thereof, if any, in each case to the extent not covered by amounts then on deposit in the Reserve Fund for the Yield Maintenance Agreement;

fifth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay any Basis Risk Shortfall Carry Forward Amounts for such classes for such distribution date, in each case to the extent not covered by amounts then on deposit in the Reserve Fund for the Yield Maintenance Agreement;

sixth, to the Class A, Class M and Class B Certificates, any remaining unpaid Basis Risk Shortfall Carry Forward Amounts, pro rata, based on their respective remaining unpaid Basis Risk Shortfall Carry Forward Amounts after the allocation of payments as set forth in clauses fifth and sixth;

seventh, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Unpaid Realized Loss Amount for such distribution date.

Any such amounts remaining in the Swap Account after the distributions described in clauses first through seventh above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the issuing entity to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the offered certificates. On or before each applicable distribution date, such amounts will be distributed by the issuing entity to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the issuing entity to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the offered certificates and will be paid by the issuing entity to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 71.84% of the mortgage loans by aggregate stated principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the other classes of Certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of the Class A, Class M and Class B Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Class A, Class M and Class B Certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Class A, Class M and Class B Certificates;

•	the final Overcollateralization Target Amount, Stepdown Date and the final Trigger Event;

•	the delinquency and default experience of the mortgage loans; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class CE Certificates and the Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Class A, Class M and Class B Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the Class M Certificates and Class B Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement, Yield Maintenance Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions”,“Swap Administration Agreement” and“The Yield Maintenance Agreement” in this free writing prospectus.

To the extent that the Pass-Through Rate on the offered certificates is limited by the Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the Net Rate Cap, there will be little or no excess interest.

In the case of the Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the offered certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) paid to the Swap Provider as described in this free writing prospectus. In addition, the Net Rate Cap and therefore the Pass-Through Rate on the offered certificates may be reduced by the requirement of the issuing entity to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the Swap Provider as described in this free writing prospectus.

The “last scheduled distribution date” for each class of offered certificates is the distribution date in June 2037, which is the distribution date in the month following the latest maturing mortgage loan. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this free writing prospectus, and

•
Saxon or, in certain circumstances, the majority holders of the Class CE Certificates, at its or their option, may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date as described in this free writing prospectus.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. For the fixed rate mortgage loans, 100% prepayment assumption assumes that the outstanding principal balance of the fixed rate mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.2667% CPR (precisely 19%/15) each month thereafter through the sixteenth month of the life of such mortgage loans, and such rate thereafter remaining constant at 23% CPR for the remainder of the life of such pool. For the adjustable rate mortgage loans, a 100% prepayment assumption assumes that the outstanding principal balance of the adjustable rate mortgage loans prepays at a constant rate of 28% CPR for the life of the such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in July 2007, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in July 2007, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in June 2007, and include 30 days interest thereon;

•	the level of One-Month LIBOR and Six-Month LIBOR remains constant at 5.32000% and 5.39000% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to One-Month Libor and Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

•
scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is July 3, 2007;

•	the Overcollateralization Target Amount, the Stepdown Date and the Trigger Event are described in this free writing prospectus (without variance);

•
except as indicated with respect to the weighted average lives, Saxon or the majority holders of the Class CE Certificates does not exercise its right to purchase the assets of the issuing entity on the optional termination date;

•	no swap termination payments are paid or received by the issuing entity;

•	initial certificate principal balances are as set forth in this free writing prospectus;

•	the mortgage loans accrue interest on a 30/360 basis; and

•	the mortgage loans have the approximate characteristics described below:

Loan Number	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	163,802.33	8.640	0.515	355	480	475	N/A	N/A
2	2,018,183.09	8.212	0.515	358	480	478	N/A	N/A
3	1,441,728.18	7.985	0.515	358	480	478	N/A	N/A
4	640,316.75	8.312	0.515	358	480	478	N/A	N/A
5	676,347.20	6.995	0.515	357	600	597	N/A	N/A
6	5,473,122.18	7.424	0.515	356	600	596	N/A	N/A
7	880,015.54	7.704	0.515	356	600	596	N/A	N/A
8	171,899.07	8.655	0.515	N/A	360	359	N/A	N/A
9	59,272.85	8.999	0.515	N/A	360	358	N/A	N/A
10	2,731,777.90	7.048	0.515	N/A	360	357	N/A	N/A
11	137,592.17	7.250	0.515	N/A	120	117	N/A	N/A
12	171,299.36	7.309	0.515	N/A	180	177	N/A	N/A
13	162,048.16	7.840	0.515	N/A	240	237	N/A	N/A
14	10,290,276.17	7.613	0.515	N/A	360	357	N/A	N/A
15	124,516.17	6.940	0.515	N/A	240	238	N/A	N/A
16	2,624,985.10	8.102	0.515	N/A	360	358	N/A	N/A
17	203,572.31	7.379	0.515	N/A	180	178	N/A	N/A
18	509,631.41	7.912	0.515	N/A	240	237	N/A	N/A
19	3,860,959.47	7.637	0.515	N/A	360	357	N/A	N/A
20	647,276.23	7.597	0.515	N/A	360	358	N/A	N/A
21	822,200.00	6.933	0.515	N/A	360	356	N/A	N/A
22	2,760,501.65	8.212	0.515	358	480	478	N/A	N/A
23	643,685.47	8.692	0.515	358	480	478	N/A	N/A
24	6,827,289.06	8.653	0.515	358	480	478	N/A	N/A
25	171,959.80	10.999	0.515	358	480	478	N/A	N/A
26	6,386,306.84	8.503	0.515	358	480	478	N/A	N/A
27	5,123,538.61	8.905	0.515	357	480	477	N/A	N/A
28	187,766.89	7.140	0.515	357	600	597	N/A	N/A
29	203,204.31	7.460	0.515	356	600	596	N/A	N/A
30	8,563,455.66	7.770	0.515	356	600	596	N/A	N/A
31	4,488,508.02	9.002	0.515	356	600	596	N/A	N/A
32	42,953.98	11.040	0.515	177	360	357	N/A	N/A
33	114,389.90	9.000	0.515	N/A	180	178	N/A	N/A
34	315,615.54	8.500	0.515	N/A	360	358	N/A	N/A
35	4,098,938.13	8.725	0.515	N/A	360	357	N/A	N/A
36	1,009,951.33	9.670	0.515	N/A	360	358	N/A	N/A
37	739,431.54	8.527	0.515	N/A	360	356	N/A	N/A
38	105,865.38	6.940	0.515	N/A	120	117	N/A	N/A
39	1,264,714.16	8.436	0.515	N/A	180	177	N/A	N/A
40	794,135.61	8.619	0.515	N/A	240	237	N/A	N/A
41	30,767,480.04	8.631	0.515	N/A	360	357	N/A	N/A
42	245,927.19	8.751	0.515	N/A	120	118	N/A	N/A
43	91,564.30	10.250	0.515	N/A	180	178	N/A	N/A
44	215,480.41	8.959	0.515	N/A	240	238	N/A	N/A
45	19,768,856.33	8.886	0.515	N/A	360	358	N/A	N/A
46	119,756.19	7.790	0.515	N/A	120	118	N/A	N/A
47	1,007,486.21	8.493	0.515	N/A	180	177	N/A	N/A
48	843,795.05	8.340	0.515	N/A	240	237	N/A	N/A
49	28,665,449.16	8.723	0.515	N/A	360	357	N/A	N/A
50	1,556,626.09	7.102	0.515	N/A	360	356	N/A	N/A
51	1,053,527.54	6.959	0.515	N/A	360	358	N/A	N/A
52	330,000.00	8.150	0.515	N/A	360	359	N/A	N/A
53	212,000.00	6.990	0.515	N/A	360	355	N/A	N/A
54	948,988.53	7.335	0.515	N/A	360	356	6.200	2.256
55	7,361,882.83	8.351	0.515	N/A	360	356	6.948	2.903
56	330,173.01	9.843	0.515	N/A	360	358	6.180	1.500
57	775,132.68	10.756	0.515	N/A	360	345	6.943	1.500
58	1,869,537.24	8.553	0.515	N/A	360	357	6.167	2.444
59	247,887.13	8.799	0.515	358	480	478	3.000	1.500
60	509,793.09	7.625	0.515	347	480	467	4.125	1.500
61	4,839,720.31	8.070	0.515	355	480	475	6.444	2.401
62	855,320.20	7.663	0.515	357	480	477	6.231	1.500
63	483,064.67	8.005	0.515	355	600	595	7.255	3.000
64	10,891,884.16	7.790	0.515	357	600	597	6.795	2.822
65	459,260.41	7.656	0.515	357	600	597	6.637	3.000
66	2,679,705.58	8.301	0.515	355	600	595	6.165	2.540
67	567,199.09	8.218	0.515	N/A	360	358	5.969	2.227
68	11,761,555.81	7.364	0.515	N/A	360	355	6.602	2.975
69	732,989.65	8.861	0.515	N/A	360	357	6.846	2.618
70	399,223.39	7.350	0.515	358	480	478	5.850	1.500
71	3,072,398.01	8.876	0.515	N/A	360	357	7.150	2.711
72	47,292,892.90	8.878	0.515	N/A	360	356	7.093	2.845
73	1,646,286.49	9.760	0.515	N/A	360	358	6.594	1.769
74	171,862.68	10.500	0.515	N/A	360	358	7.000	1.500
75	9,530,359.99	9.419	0.515	N/A	360	355	6.476	2.676
76	1,992,637.35	8.842	0.515	354	480	474	6.939	2.305
77	25,303,125.82	8.474	0.515	356	480	476	6.768	2.451
78	912,128.30	8.168	0.515	357	480	477	6.556	2.398
79	299,731.21	8.990	0.515	358	480	478	5.490	1.500
80	4,763,067.48	9.124	0.515	356	480	476	6.589	2.251
81	2,641,948.98	8.516	0.515	356	600	596	7.508	3.000
82	37,263,494.65	8.211	0.515	356	600	596	7.007	2.906
83	404,720.15	7.725	0.515	357	600	597	6.709	3.000
84	3,950,525.70	8.986	0.515	356	600	596	6.440	2.770
85	1,828,950.00	8.096	0.515	N/A	360	356	7.091	2.823
86	15,283,844.14	7.851	0.515	N/A	360	356	6.988	2.947
87	2,265,514.46	8.534	0.515	N/A	360	356	7.093	2.550
88	101,376.09	8.499	0.515	N/A	360	358	6.499	1.500
89	940,479.83	8.118	0.515	N/A	360	355	6.187	2.302
90	189,546.25	7.500	0.515	N/A	360	357	6.750	3.000
91	7,434,863.10	8.274	0.515	N/A	360	357	6.442	2.331
92	155,520.83	8.800	0.515	N/A	360	358	5.800	1.500
93	202,770.51	10.121	0.515	N/A	360	358	7.429	1.500
94	149,234.73	7.750	0.515	N/A	360	358	2.500	1.500
95	9,339,812.91	8.201	0.515	N/A	360	357	6.304	2.664
96	1,275,840.81	8.467	0.515	358	480	478	5.199	1.500
97	239,517.73	6.850	0.515	356	480	476	6.100	3.000
98	6,009,270.92	8.303	0.515	358	480	478	5.530	1.616
99	447,016.45	8.373	0.515	358	480	478	5.149	1.500
100	1,865,724.86	7.989	0.515	357	480	477	4.810	1.824
101	434,975.33	8.400	0.515	356	600	596	7.248	3.000
102	347,312.40	7.374	0.515	357	600	597	6.624	3.000
103	275,761.96	7.200	0.515	355	600	595	6.450	3.000
104	4,189,148.70	7.421	0.515	357	600	597	6.633	3.000
105	7,518,670.10	7.678	0.515	356	600	596	6.513	3.000
106	699,000.00	7.250	0.515	N/A	360	358	4.250	1.500
107	413,906.23	7.948	0.515	N/A	360	358	4.948	1.500
108	6,662,209.61	7.255	0.515	N/A	360	357	5.783	2.518
109	3,477,053.35	7.273	0.515	N/A	360	356	6.516	3.000
110	528,534.55	7.871	0.515	N/A	360	358	4.942	1.707
111	266,046.47	6.999	0.515	358	480	478	3.499	1.500
112	440,647.18	8.072	0.515	358	480	478	5.072	1.500
113	471,731.41	8.039	0.515	358	480	478	5.478	1.500
114	459,694.99	7.612	0.515	355	600	595	6.128	3.000
115	550,000.00	7.426	0.515	N/A	360	358	4.426	1.500
116	491,759.99	8.990	0.515	N/A	360	358	5.990	1.500
117	559,530.49	7.428	0.515	N/A	360	356	6.730	3.000
118	5,988,759.88	8.798	0.515	N/A	360	358	6.082	1.910
119	741,050.85	9.438	0.515	N/A	360	356	7.295	3.000
120	683,079.18	8.134	0.515	N/A	360	358	5.857	2.136
121	56,271,178.40	9.041	0.515	N/A	360	357	6.483	2.159
122	184,289.07	8.799	0.515	N/A	360	358	5.799	1.500
123	632,196.08	9.182	0.515	N/A	360	358	5.997	1.500
124	485,268.64	10.110	0.515	N/A	360	358	6.637	1.500
125	42,923,246.05	8.952	0.515	N/A	360	357	6.252	2.568
126	183,034.85	7.875	0.515	358	480	478	4.875	1.500
127	8,221,525.85	8.606	0.515	358	480	478	5.572	1.542
128	136,744.30	10.225	0.515	358	480	478	6.725	1.500
129	2,124,281.20	7.973	0.515	358	480	478	5.379	1.843
130	380,824.08	8.750	0.515	358	480	478	5.750	1.500
131	60,656,289.23	8.697	0.515	358	480	478	5.805	1.643
132	185,105.40	9.836	0.515	358	480	478	6.593	1.500
133	1,905,190.47	8.923	0.515	358	480	478	5.567	1.500
134	139,944.26	9.250	0.515	358	480	478	5.750	1.500
135	24,697,019.48	8.745	0.515	358	480	478	5.709	1.835
136	745,209.26	8.938	0.515	356	600	596	6.703	3.000
137	188,934.47	9.000	0.515	356	600	596	7.500	3.000
138	171,028.30	6.790	0.515	356	600	596	6.040	3.000
139	21,727,297.27	8.309	0.515	357	600	597	7.071	2.953
140	22,512,833.44	8.578	0.515	356	600	596	6.381	3.000
141	495,599.99	7.182	0.515	N/A	360	357	5.000	2.243
142	7,913,612.70	8.109	0.515	N/A	360	357	6.052	2.174
143	2,149,340.16	7.927	0.515	N/A	360	357	6.474	2.583
144	1,409,519.53	7.811	0.515	N/A	360	358	4.874	1.612
145	2,302,792.32	9.086	0.515	N/A	360	358	6.022	1.500
146	644,912.99	9.099	0.515	N/A	360	358	6.024	1.500
147	420,870.39	7.750	0.515	359	480	479	4.750	1.500
148	994,949.78	8.512	0.515	358	480	478	5.394	1.500
149	3,312,960.73	9.257	0.515	358	480	478	5.885	1.500
150	668,309.69	7.989	0.515	358	480	478	4.610	1.500
151	215,863.47	6.640	0.515	357	600	597	6.000	3.000
152	126,500.00	8.500	0.515	N/A	360	358	5.000	1.500
153	1,093,500.00	7.175	0.515	N/A	360	358	3.724	1.500
154	379,500.00	7.847	0.515	N/A	360	358	4.610	1.500
155	538,998.75	7.978	0.515	N/A	360	358	4.978	1.500
156	424,500.00	7.090	0.515	N/A	360	356	6.375	3.000
157	805,004.00	6.955	0.515	N/A	360	357	6.241	3.000
158	364,806.61	10.479	0.515	176	360	356	N/A	N/A
159	836,155.22	11.166	0.515	177	360	357	N/A	N/A
160	2,016,841.98	10.749	0.515	176	360	356	N/A	N/A
161	25,988.03	12.999	0.515	178	360	358	N/A	N/A
162	1,289,195.81	11.369	0.515	176	360	356	N/A	N/A
163	671,938.03	11.750	0.515	N/A	360	352	N/A	N/A
164	41,148.42	12.375	0.515	N/A	180	176	N/A	N/A
165	3,175,256.59	10.860	0.515	N/A	360	354	N/A	N/A
166	43,109.69	10.950	0.515	N/A	180	177	N/A	N/A
167	709,788.41	10.003	0.515	N/A	360	353	N/A	N/A
168	91,551.37	10.811	0.515	N/A	180	178	N/A	N/A
169	17,253.34	10.550	0.515	N/A	240	229	N/A	N/A
170	4,404,370.61	10.814	0.515	N/A	360	354	N/A	N/A
171	73,000.00	9.990	0.515	N/A	360	357	N/A	N/A
172	125,736.07	10.758	0.515	175	360	355	N/A	N/A
173	807,212.96	11.577	0.515	175	360	355	N/A	N/A
174	5,300,503.52	11.401	0.515	176	360	356	N/A	N/A
175	2,072,272.34	11.900	0.515	176	360	356	N/A	N/A
176	110,430.53	11.511	0.515	N/A	360	353	N/A	N/A
177	37,980.81	10.650	0.515	N/A	180	169	N/A	N/A
178	4,492,806.72	11.494	0.515	N/A	360	353	N/A	N/A
179	29,843.71	12.940	0.515	N/A	240	235	N/A	N/A
180	1,912,505.19	11.121	0.515	N/A	360	353	N/A	N/A
181	40,446.00	12.041	0.515	N/A	180	177	N/A	N/A
182	21,951.93	9.800	0.515	N/A	240	229	N/A	N/A
183	7,602,559.53	11.201	0.515	N/A	360	353	N/A	N/A

Loan Number	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)
1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	N/A	N/A	N/A	N/A	N/A	N/A	58
21	N/A	N/A	N/A	N/A	N/A	N/A	56
22	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	N/A	N/A	N/A	N/A	N/A	N/A	56
51	N/A	N/A	N/A	N/A	N/A	N/A	58
52	N/A	N/A	N/A	N/A	N/A	N/A	59
53	N/A	N/A	N/A	N/A	N/A	N/A	79
54	1.500	7.335	14.335	20	6	6 Month LIBOR	N/A
55	1.500	8.351	15.351	20	6	6 Month LIBOR	N/A
56	1.500	9.843	16.843	22	6	6 Month LIBOR	N/A
57	1.500	9.435	17.756	15	6	6 Month LIBOR	N/A
58	1.500	8.553	15.553	21	6	6 Month LIBOR	N/A
59	1.500	8.799	15.799	22	6	6 Month LIBOR	N/A
60	1.500	7.625	14.625	11	6	6 Month LIBOR	N/A
61	1.479	8.070	14.884	19	6	6 Month LIBOR	N/A
62	1.500	7.663	14.663	21	6	6 Month LIBOR	N/A
63	1.500	8.005	15.005	19	6	6 Month LIBOR	N/A
64	1.500	7.790	14.763	21	6	6 Month LIBOR	N/A
65	1.500	7.656	14.656	21	6	6 Month LIBOR	N/A
66	1.500	8.301	14.991	19	6	6 Month LIBOR	N/A
67	1.500	8.218	15.218	22	6	6 Month LIBOR	58
68	1.500	7.364	14.338	19	6	6 Month LIBOR	55
69	1.500	8.861	15.861	21	6	6 Month LIBOR	57
70	1.500	7.350	14.350	10	6	6 Month LIBOR	N/A
71	1.500	8.876	15.594	21	6	6 Month LIBOR	N/A
72	1.494	8.841	15.820	20	6	6 Month LIBOR	N/A
73	1.444	9.760	16.760	22	6	6 Month LIBOR	N/A
74	1.500	10.500	17.500	22	6	6 Month LIBOR	N/A
75	1.499	9.262	16.243	19	6	6 Month LIBOR	N/A
76	1.500	8.842	15.842	18	6	6 Month LIBOR	N/A
77	1.501	8.474	15.427	20	6	6 Month LIBOR	N/A
78	1.500	8.168	15.168	21	6	6 Month LIBOR	N/A
79	1.500	8.990	15.990	22	6	6 Month LIBOR	N/A
80	1.503	9.124	16.011	20	6	6 Month LIBOR	N/A
81	1.500	8.516	15.113	20	6	6 Month LIBOR	N/A
82	1.496	8.211	15.167	20	6	6 Month LIBOR	N/A
83	1.500	7.725	14.725	21	6	6 Month LIBOR	N/A
84	1.477	8.986	15.819	20	6	6 Month LIBOR	N/A
85	1.500	8.096	15.096	20	6	6 Month LIBOR	56
86	1.500	7.851	14.842	20	6	6 Month LIBOR	56
87	1.500	8.534	15.534	20	6	6 Month LIBOR	56
88	1.500	8.499	15.499	34	6	6 Month LIBOR	N/A
89	1.500	8.118	15.118	31	6	6 Month LIBOR	N/A
90	1.500	7.500	14.500	33	6	6 Month LIBOR	N/A
91	1.500	8.274	15.274	33	6	6 Month LIBOR	N/A
92	1.500	8.800	15.800	34	6	6 Month LIBOR	N/A
93	1.500	10.121	17.121	34	6	6 Month LIBOR	N/A
94	1.500	7.750	14.750	34	6	6 Month LIBOR	N/A
95	1.500	8.201	15.201	33	6	6 Month LIBOR	N/A
96	1.500	8.467	15.467	34	6	6 Month LIBOR	N/A
97	1.500	6.850	13.850	32	6	6 Month LIBOR	N/A
98	1.500	8.303	15.303	34	6	6 Month LIBOR	N/A
99	1.500	8.373	15.373	34	6	6 Month LIBOR	N/A
100	1.500	7.989	14.989	33	6	6 Month LIBOR	N/A
101	1.500	8.400	15.400	32	6	6 Month LIBOR	N/A
102	1.500	7.374	14.374	33	6	6 Month LIBOR	N/A
103	1.500	7.200	14.200	31	6	6 Month LIBOR	N/A
104	1.500	7.421	14.421	33	6	6 Month LIBOR	N/A
105	1.500	7.678	14.602	32	6	6 Month LIBOR	N/A
106	1.500	7.250	14.250	34	6	6 Month LIBOR	58
107	1.500	7.948	14.948	34	6	6 Month LIBOR	58
108	1.500	7.255	14.255	33	6	6 Month LIBOR	57
109	1.500	7.273	14.273	32	6	6 Month LIBOR	56
110	1.500	7.871	14.871	58	6	6 Month LIBOR	N/A
111	1.500	6.999	13.999	58	6	6 Month LIBOR	N/A
112	1.500	8.072	15.072	58	6	6 Month LIBOR	N/A
113	1.500	8.039	15.039	58	6	6 Month LIBOR	N/A
114	1.500	7.612	14.612	55	6	6 Month LIBOR	N/A
115	1.500	7.426	14.426	58	6	6 Month LIBOR	58
116	1.500	8.990	15.990	58	6	6 Month LIBOR	58
117	1.500	7.428	14.428	56	6	6 Month LIBOR	80
118	1.500	8.798	15.491	34	6	6 Month LIBOR	N/A
119	1.500	9.438	16.438	32	6	6 Month LIBOR	N/A
120	1.500	8.134	15.134	34	6	6 Month LIBOR	N/A
121	1.497	9.041	16.041	33	6	6 Month LIBOR	N/A
122	1.500	8.799	15.799	34	6	6 Month LIBOR	N/A
123	1.500	9.182	16.182	34	6	6 Month LIBOR	N/A
124	1.500	10.110	17.110	34	6	6 Month LIBOR	N/A
125	1.492	8.952	15.945	33	6	6 Month LIBOR	N/A
126	1.500	7.875	14.875	34	6	6 Month LIBOR	N/A
127	1.500	8.606	15.606	34	6	6 Month LIBOR	N/A
128	1.500	10.225	17.225	34	6	6 Month LIBOR	N/A
129	1.500	7.973	14.973	34	6	6 Month LIBOR	N/A
130	1.500	8.750	15.750	34	6	6 Month LIBOR	N/A
131	1.500	8.697	15.697	34	6	6 Month LIBOR	N/A
132	1.500	9.836	16.836	34	6	6 Month LIBOR	N/A
133	1.500	8.923	15.923	34	6	6 Month LIBOR	N/A
134	1.500	9.250	16.250	34	6	6 Month LIBOR	N/A
135	1.510	8.745	15.745	34	6	6 Month LIBOR	N/A
136	1.500	8.938	15.938	32	6	6 Month LIBOR	N/A
137	1.500	9.000	16.000	32	6	6 Month LIBOR	N/A
138	1.500	6.790	13.790	32	6	6 Month LIBOR	N/A
139	1.500	8.309	15.312	33	6	6 Month LIBOR	N/A
140	1.500	8.578	15.578	32	6	6 Month LIBOR	N/A
141	1.500	7.182	14.182	33	6	6 Month LIBOR	57
142	1.500	8.109	15.109	33	6	6 Month LIBOR	57
143	1.500	7.927	14.927	33	6	6 Month LIBOR	57
144	1.500	7.811	14.811	58	6	6 Month LIBOR	N/A
145	1.500	9.086	16.086	58	6	6 Month LIBOR	N/A
146	1.500	9.099	16.099	58	6	6 Month LIBOR	N/A
147	1.500	7.750	14.750	59	6	6 Month LIBOR	N/A
148	1.500	8.512	15.512	58	6	6 Month LIBOR	N/A
149	1.500	9.257	16.257	58	6	6 Month LIBOR	N/A
150	1.500	7.989	14.989	58	6	6 Month LIBOR	N/A
151	1.500	6.640	13.640	57	6	6 Month LIBOR	N/A
152	1.500	8.500	15.500	58	6	6 Month LIBOR	58
153	1.500	7.175	14.175	58	6	6 Month LIBOR	58
154	1.500	7.847	14.847	58	6	6 Month LIBOR	58
155	1.500	7.978	14.978	58	6	6 Month LIBOR	58
156	1.500	7.090	14.090	56	6	6 Month LIBOR	80
157	1.500	6.955	13.955	57	6	6 Month LIBOR	81
158	N/A	N/A	N/A	N/A	N/A	N/A	N/A
159	N/A	N/A	N/A	N/A	N/A	N/A	N/A
160	N/A	N/A	N/A	N/A	N/A	N/A	N/A
161	N/A	N/A	N/A	N/A	N/A	N/A	N/A
162	N/A	N/A	N/A	N/A	N/A	N/A	N/A
163	N/A	N/A	N/A	N/A	N/A	N/A	N/A
164	N/A	N/A	N/A	N/A	N/A	N/A	N/A
165	N/A	N/A	N/A	N/A	N/A	N/A	N/A
166	N/A	N/A	N/A	N/A	N/A	N/A	N/A
167	N/A	N/A	N/A	N/A	N/A	N/A	N/A
168	N/A	N/A	N/A	N/A	N/A	N/A	N/A
169	N/A	N/A	N/A	N/A	N/A	N/A	N/A
170	N/A	N/A	N/A	N/A	N/A	N/A	N/A
171	N/A	N/A	N/A	N/A	N/A	N/A	57
172	N/A	N/A	N/A	N/A	N/A	N/A	N/A
173	N/A	N/A	N/A	N/A	N/A	N/A	N/A
174	N/A	N/A	N/A	N/A	N/A	N/A	N/A
175	N/A	N/A	N/A	N/A	N/A	N/A	N/A
176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
180	N/A	N/A	N/A	N/A	N/A	N/A	N/A
181	N/A	N/A	N/A	N/A	N/A	N/A	N/A
182	N/A	N/A	N/A	N/A	N/A	N/A	N/A
183	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-1 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	99	85	70	56	42	28	13	0	0
June 25, 2009	98	69	43	18	0	0	0	0	0
June 25, 2010	97	55	19	0	0	0	0	0	0
June 25, 2011	96	42	0	0	0	0	0	0	0
June 25, 2012	95	29	0	0	0	0	0	0	0
June 25, 2013	93	17	0	0	0	0	0	0	0
June 25, 2014	92	7	0	0	0	0	0	0	0
June 25, 2015	90	0	0	0	0	0	0	0	0
June 25, 2016	88	0	0	0	0	0	0	0	0
June 25, 2017	86	0	0	0	0	0	0	0	0
June 25, 2018	84	0	0	0	0	0	0	0	0
June 25, 2019	81	0	0	0	0	0	0	0	0
June 25, 2020	78	0	0	0	0	0	0	0	0
June 25, 2021	75	0	0	0	0	0	0	0	0
June 25, 2022	68	0	0	0	0	0	0	0	0
June 25, 2023	65	0	0	0	0	0	0	0	0
June 25, 2024	61	0	0	0	0	0	0	0	0
June 25, 2025	56	0	0	0	0	0	0	0	0
June 25, 2026	51	0	0	0	0	0	0	0	0
June 25, 2027	45	0	0	0	0	0	0	0	0
June 25, 2028	39	0	0	0	0	0	0	0	0
June 25, 2029	32	0	0	0	0	0	0	0	0
June 25, 2030	25	0	0	0	0	0	0	0	0
June 25, 2031	16	0	0	0	0	0	0	0	0
June 25, 2032	7	0	0	0	0	0	0	0	0
June 25, 2033	0	0	0	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	17.68	3.54	1.82	1.21	0.90	0.71	0.58	0.48	0.41
Weighted Average Life (in years)(1)(2)	17.68	3.54	1.82	1.21	0.90	0.71	0.58	0.48	0.41

 (1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-2 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	91	0
June 25, 2009	100	100	100	100	42	0	0	0	0
June 25, 2010	100	100	100	0	0	0	0	0	0
June 25, 2011	100	100	75	0	0	0	0	0	0
June 25, 2012	100	100	0	0	0	0	0	0	0
June 25, 2013	100	100	0	0	0	0	0	0	0
June 25, 2014	100	100	0	0	0	0	0	0	0
June 25, 2015	100	56	0	0	0	0	0	0	0
June 25, 2016	100	0	0	0	0	0	0	0	0
June 25, 2017	100	0	0	0	0	0	0	0	0
June 25, 2018	100	0	0	0	0	0	0	0	0
June 25, 2019	100	0	0	0	0	0	0	0	0
June 25, 2020	100	0	0	0	0	0	0	0	0
June 25, 2021	100	0	0	0	0	0	0	0	0
June 25, 2022	100	0	0	0	0	0	0	0	0
June 25, 2023	100	0	0	0	0	0	0	0	0
June 25, 2024	100	0	0	0	0	0	0	0	0
June 25, 2025	100	0	0	0	0	0	0	0	0
June 25, 2026	100	0	0	0	0	0	0	0	0
June 25, 2027	100	0	0	0	0	0	0	0	0
June 25, 2028	100	0	0	0	0	0	0	0	0
June 25, 2029	100	0	0	0	0	0	0	0	0
June 25, 2030	100	0	0	0	0	0	0	0	0
June 25, 2031	100	0	0	0	0	0	0	0	0
June 25, 2032	100	0	0	0	0	0	0	0	0
June 25, 2033	54	0	0	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.05	8.07	4.13	2.72	2.00	1.57	1.27	1.06	0.90
Weighted Average Life (in years)(1)(2)	26.05	8.07	4.13	2.72	2.00	1.57	1.27	1.06	0.90

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-3 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	84
June 25, 2009	100	100	100	100	100	57	10	0	0
June 25, 2010	100	100	100	90	24	0	0	0	0
June 25, 2011	100	100	100	55	22	0	0	0	0
June 25, 2012	100	100	76	32	0	0	0	0	0
June 25, 2013	100	100	57	13	0	0	0	0	0
June 25, 2014	100	100	41	0	0	0	0	0	0
June 25, 2015	100	100	26	0	0	0	0	0	0
June 25, 2016	100	88	14	0	0	0	0	0	0
June 25, 2017	100	73	3	0	0	0	0	0	0
June 25, 2018	100	63	0	0	0	0	0	0	0
June 25, 2019	100	53	0	0	0	0	0	0	0
June 25, 2020	100	44	0	0	0	0	0	0	0
June 25, 2021	100	36	0	0	0	0	0	0	0
June 25, 2022	100	26	0	0	0	0	0	0	0
June 25, 2023	100	18	0	0	0	0	0	0	0
June 25, 2024	100	12	0	0	0	0	0	0	0
June 25, 2025	100	5	0	0	0	0	0	0	0
June 25, 2026	100	0	0	0	0	0	0	0	0
June 25, 2027	100	0	0	0	0	0	0	0	0
June 25, 2028	100	0	0	0	0	0	0	0	0
June 25, 2029	100	0	0	0	0	0	0	0	0
June 25, 2030	100	0	0	0	0	0	0	0	0
June 25, 2031	100	0	0	0	0	0	0	0	0
June 25, 2032	100	0	0	0	0	0	0	0	0
June 25, 2033	100	0	0	0	0	0	0	0	0
June 25, 2034	82	0	0	0	0	0	0	0	0
June 25, 2035	65	0	0	0	0	0	0	0	0
June 25, 2036	47	0	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.52	12.70	6.70	4.41	3.00	2.10	1.70	1.41	1.19
Weighted Average Life (in years)(1)(2)	28.52	12.70	6.70	4.41	3.00	2.10	1.70	1.41	1.19

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-4 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	48	0
June 25, 2010	100	100	100	100	100	50	0	0	0
June 25, 2011	100	100	100	100	100	50	0	0	0
June 25, 2012	100	100	100	100	100	50	0	0	0
June 25, 2013	100	100	100	100	73	42	0	0	0
June 25, 2014	100	100	100	96	54	28	0	0	0
June 25, 2015	100	100	100	77	39	19	0	0	0
June 25, 2016	100	100	100	61	29	13	0	0	0
June 25, 2017	100	100	100	48	21	9	0	0	0
June 25, 2018	100	100	91	38	15	6	0	0	0
June 25, 2019	100	100	78	31	11	3	0	0	0
June 25, 2020	100	100	66	24	8	1	0	0	0
June 25, 2021	100	100	57	19	6	0	0	0	0
June 25, 2022	100	100	47	15	4	0	0	0	0
June 25, 2023	100	100	40	12	2	0	0	0	0
June 25, 2024	100	100	34	9	0	0	0	0	0
June 25, 2025	100	100	29	7	0	0	0	0	0
June 25, 2026	100	98	24	6	0	0	0	0	0
June 25, 2027	100	89	21	4	0	0	0	0	0
June 25, 2028	100	80	17	2	0	0	0	0	0
June 25, 2029	100	71	14	1	0	0	0	0	0
June 25, 2030	100	64	12	0	0	0	0	0	0
June 25, 2031	100	56	10	0	0	0	0	0	0
June 25, 2032	100	49	8	0	0	0	0	0	0
June 25, 2033	100	42	6	0	0	0	0	0	0
June 25, 2034	100	35	5	0	0	0	0	0	0
June 25, 2035	100	29	3	0	0	0	0	0	0
June 25, 2036	100	23	1	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.76	24.92	16.15	11.01	8.11	5.38	2.44	2.02	1.69
Weighted Average Life (in years)(1)(2)	29.76	24.78	15.16	10.20	7.48	4.88	2.44	2.02	1.69

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-1 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	73
June 25, 2010	100	100	100	100	100	100	90	90	73
June 25, 2011	100	100	100	82	59	100	90	90	64
June 25, 2012	100	100	97	66	43	56	90	57	31
June 25, 2013	100	100	84	52	32	18	59	31	15
June 25, 2014	100	100	72	42	23	12	36	17	3
June 25, 2015	100	100	62	33	17	8	22	6	0
June 25, 2016	100	100	53	26	12	6	13	0	0
June 25, 2017	100	95	46	21	9	4	4	0	0
June 25, 2018	100	88	39	17	7	3	0	0	0
June 25, 2019	100	81	34	13	5	0	0	0	0
June 25, 2020	100	74	29	11	4	0	0	0	0
June 25, 2021	100	68	25	8	3	0	0	0	0
June 25, 2022	100	62	21	6	0	0	0	0	0
June 25, 2023	100	56	17	5	0	0	0	0	0
June 25, 2024	100	51	15	4	0	0	0	0	0
June 25, 2025	100	47	13	3	0	0	0	0	0
June 25, 2026	100	43	11	2	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	6	0	0	0	0	0	0
June 25, 2030	100	28	5	0	0	0	0	0	0
June 25, 2031	100	24	4	0	0	0	0	0	0
June 25, 2032	100	21	3	0	0	0	0	0	0
June 25, 2033	100	18	3	0	0	0	0	0	0
June 25, 2034	100	15	1	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	11.06	7.44	5.74	5.59	6.57	5.40	4.24
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.50	5.40	5.57	4.58	3.54

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-2 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	100	100
June 25, 2011	100	100	100	82	59	88	100	37	11
June 25, 2012	100	100	97	66	43	27	27	10	5
June 25, 2013	100	100	84	52	32	18	10	5	1
June 25, 2014	100	100	72	42	23	12	6	3	0
June 25, 2015	100	100	62	33	17	8	4	0	0
June 25, 2016	100	100	53	26	12	6	0	0	0
June 25, 2017	100	95	46	21	9	4	0	0	0
June 25, 2018	100	88	39	17	7	*	0	0	0
June 25, 2019	100	81	34	13	5	0	0	0	0
June 25, 2020	100	74	29	11	4	0	0	0	0
June 25, 2021	100	68	25	8	1	0	0	0	0
June 25, 2022	100	62	21	6	0	0	0	0	0
June 25, 2023	100	56	17	5	0	0	0	0	0
June 25, 2024	100	51	15	4	0	0	0	0	0
June 25, 2025	100	47	13	3	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	6	0	0	0	0	0	0
June 25, 2030	100	28	5	0	0	0	0	0	0
June 25, 2031	100	24	4	0	0	0	0	0	0
June 25, 2032	100	21	3	0	0	0	0	0	0
June 25, 2033	100	18	1	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	11.04	7.41	5.64	5.06	5.00	4.11	3.60
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.41	4.88	4.86	3.99	3.50

*      Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-3 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	100	31
June 25, 2011	100	100	100	82	59	41	71	18	11
June 25, 2012	100	100	97	66	43	27	17	10	5
June 25, 2013	100	100	84	52	32	18	10	5	0
June 25, 2014	100	100	72	42	23	12	6	0	0
June 25, 2015	100	100	62	33	17	8	4	0	0
June 25, 2016	100	100	53	26	12	6	0	0	0
June 25, 2017	100	95	46	21	9	4	0	0	0
June 25, 2018	100	88	39	17	7	0	0	0	0
June 25, 2019	100	81	34	13	5	0	0	0	0
June 25, 2020	100	74	29	11	4	0	0	0	0
June 25, 2021	100	68	25	8	0	0	0	0	0
June 25, 2022	100	62	21	6	0	0	0	0	0
June 25, 2023	100	56	17	5	0	0	0	0	0
June 25, 2024	100	51	15	4	0	0	0	0	0
June 25, 2025	100	47	13	1	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	6	0	0	0	0	0	0
June 25, 2030	100	28	5	0	0	0	0	0	0
June 25, 2031	100	24	4	0	0	0	0	0	0
June 25, 2032	100	21	3	0	0	0	0	0	0
June 25, 2033	100	18	0	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	11.02	7.39	5.59	4.86	4.54	3.73	3.22
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.38	4.69	4.40	3.62	3.12

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-4 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	100	23
June 25, 2011	100	100	100	82	59	41	28	18	11
June 25, 2012	100	100	97	66	43	27	17	10	5
June 25, 2013	100	100	84	52	32	18	10	5	0
June 25, 2014	100	100	72	42	23	12	6	0	0
June 25, 2015	100	100	62	33	17	8	2	0	0
June 25, 2016	100	100	53	26	12	6	0	0	0
June 25, 2017	100	95	46	21	9	2	0	0	0
June 25, 2018	100	88	39	17	7	0	0	0	0
June 25, 2019	100	81	34	13	5	0	0	0	0
June 25, 2020	100	74	29	11	1	0	0	0	0
June 25, 2021	100	68	25	8	0	0	0	0	0
June 25, 2022	100	62	21	6	0	0	0	0	0
June 25, 2023	100	56	17	5	0	0	0	0	0
June 25, 2024	100	51	15	4	0	0	0	0	0
June 25, 2025	100	47	13	0	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	6	0	0	0	0	0	0
June 25, 2030	100	28	5	0	0	0	0	0	0
June 25, 2031	100	24	4	0	0	0	0	0	0
June 25, 2032	100	21	0	0	0	0	0	0	0
June 25, 2033	100	18	0	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	11.00	7.37	5.55	4.76	4.33	3.57	3.05
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.35	4.60	4.21	3.46	2.97

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-5 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	34	23
June 25, 2011	100	100	100	82	59	41	28	18	11
June 25, 2012	100	100	97	66	43	27	17	10	5
June 25, 2013	100	100	84	52	32	18	10	5	0
June 25, 2014	100	100	72	42	23	12	6	0	0
June 25, 2015	100	100	62	33	17	8	0	0	0
June 25, 2016	100	100	53	26	12	6	0	0	0
June 25, 2017	100	95	46	21	9	0	0	0	0
June 25, 2018	100	88	39	17	7	0	0	0	0
June 25, 2019	100	81	34	13	5	0	0	0	0
June 25, 2020	100	74	29	11	0	0	0	0	0
June 25, 2021	100	68	25	8	0	0	0	0	0
June 25, 2022	100	62	21	6	0	0	0	0	0
June 25, 2023	100	56	17	5	0	0	0	0	0
June 25, 2024	100	51	15	0	0	0	0	0	0
June 25, 2025	100	47	13	0	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	6	0	0	0	0	0	0
June 25, 2030	100	28	5	0	0	0	0	0	0
June 25, 2031	100	24	1	0	0	0	0	0	0
June 25, 2032	100	21	0	0	0	0	0	0	0
June 25, 2033	100	18	0	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	10.97	7.35	5.52	4.68	4.19	3.44	2.95
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.34	4.53	4.08	3.35	2.86

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-6 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	33	23
June 25, 2011	100	100	100	82	59	41	28	18	11
June 25, 2012	100	100	97	66	43	27	17	10	5
June 25, 2013	100	100	84	52	32	18	10	5	0
June 25, 2014	100	100	72	42	23	12	6	0	0
June 25, 2015	100	100	62	33	17	8	0	0	0
June 25, 2016	100	100	53	26	12	6	0	0	0
June 25, 2017	100	95	46	21	9	0	0	0	0
June 25, 2018	100	88	39	17	7	0	0	0	0
June 25, 2019	100	81	34	13	3	0	0	0	0
June 25, 2020	100	74	29	11	0	0	0	0	0
June 25, 2021	100	68	25	8	0	0	0	0	0
June 25, 2022	100	62	21	6	0	0	0	0	0
June 25, 2023	100	56	17	4	0	0	0	0	0
June 25, 2024	100	51	15	0	0	0	0	0	0
June 25, 2025	100	47	13	0	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	6	0	0	0	0	0	0
June 25, 2030	100	28	5	0	0	0	0	0	0
June 25, 2031	100	24	0	0	0	0	0	0	0
June 25, 2032	100	21	0	0	0	0	0	0	0
June 25, 2033	100	18	0	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	10.94	7.33	5.50	4.63	4.10	3.37	2.88
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.33	4.50	3.99	3.29	2.81

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class B-1 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	33	23
June 25, 2011	100	100	100	82	59	41	28	18	11
June 25, 2012	100	100	97	66	43	27	17	10	2
June 25, 2013	100	100	84	52	32	18	10	2	0
June 25, 2014	100	100	72	42	23	12	6	0	0
June 25, 2015	100	100	62	33	17	8	0	0	0
June 25, 2016	100	100	53	26	12	3	0	0	0
June 25, 2017	100	95	46	21	9	0	0	0	0
June 25, 2018	100	88	39	17	7	0	0	0	0
June 25, 2019	100	81	34	13	0	0	0	0	0
June 25, 2020	100	74	29	11	0	0	0	0	0
June 25, 2021	100	68	25	8	0	0	0	0	0
June 25, 2022	100	62	21	6	0	0	0	0	0
June 25, 2023	100	56	17	0	0	0	0	0	0
June 25, 2024	100	51	15	0	0	0	0	0	0
June 25, 2025	100	47	13	0	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	6	0	0	0	0	0	0
June 25, 2030	100	28	*	0	0	0	0	0	0
June 25, 2031	100	24	0	0	0	0	0	0	0
June 25, 2032	100	21	0	0	0	0	0	0	0
June 25, 2033	100	18	0	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	10.91	7.30	5.47	4.57	4.02	3.31	2.81
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.33	4.46	3.93	3.23	2.75

*      Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class B-2 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	33	23
June 25, 2011	100	100	100	82	59	41	28	18	11
June 25, 2012	100	100	97	66	43	27	17	10	0
June 25, 2013	100	100	84	52	32	18	10	0	0
June 25, 2014	100	100	72	42	23	12	1	0	0
June 25, 2015	100	100	62	33	17	8	0	0	0
June 25, 2016	100	100	53	26	12	0	0	0	0
June 25, 2017	100	95	46	21	9	0	0	0	0
June 25, 2018	100	88	39	17	4	0	0	0	0
June 25, 2019	100	81	34	13	0	0	0	0	0
June 25, 2020	100	74	29	11	0	0	0	0	0
June 25, 2021	100	68	25	8	0	0	0	0	0
June 25, 2022	100	62	21	2	0	0	0	0	0
June 25, 2023	100	56	17	0	0	0	0	0	0
June 25, 2024	100	51	15	0	0	0	0	0	0
June 25, 2025	100	47	13	0	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	7	0	0	0	0	0	0
June 25, 2028	100	35	1	0	0	0	0	0	0
June 25, 2029	100	31	0	0	0	0	0	0	0
June 25, 2030	100	28	0	0	0	0	0	0	0
June 25, 2031	100	24	0	0	0	0	0	0	0
June 25, 2032	100	21	0	0	0	0	0	0	0
June 25, 2033	100	18	0	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.51	10.85	7.26	5.42	4.51	3.94	3.24	2.75
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.31	4.42	3.87	3.18	2.70

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class B-3 Certificates
Distribution Date	0%	25%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%
June 25, 2008	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100	33	23
June 25, 2011	100	100	100	82	59	41	28	18	11
June 25, 2012	100	100	97	66	43	27	17	10	0
June 25, 2013	100	100	84	52	32	18	10	0	0
June 25, 2014	100	100	72	42	23	12	0	0	0
June 25, 2015	100	100	62	33	17	5	0	0	0
June 25, 2016	100	100	53	26	12	0	0	0	0
June 25, 2017	100	95	46	21	8	0	0	0	0
June 25, 2018	100	88	39	17	0	0	0	0	0
June 25, 2019	100	81	34	13	0	0	0	0	0
June 25, 2020	100	74	29	11	0	0	0	0	0
June 25, 2021	100	68	25	5	0	0	0	0	0
June 25, 2022	100	62	21	0	0	0	0	0	0
June 25, 2023	100	56	17	0	0	0	0	0	0
June 25, 2024	100	51	15	0	0	0	0	0	0
June 25, 2025	100	47	13	0	0	0	0	0	0
June 25, 2026	100	43	11	0	0	0	0	0	0
June 25, 2027	100	38	9	0	0	0	0	0	0
June 25, 2028	100	35	7	0	0	0	0	0	0
June 25, 2029	100	31	1	0	0	0	0	0	0
June 25, 2030	100	28	0	0	0	0	0	0	0
June 25, 2031	100	24	0	0	0	0	0	0	0
June 25, 2032	100	21	0	0	0	0	0	0	0
June 25, 2033	100	18	0	0	0	0	0	0	0
June 25, 2034	100	15	0	0	0	0	0	0	0
June 25, 2035	89	13	0	0	0	0	0	0	0
June 25, 2036	76	10	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	18.52	10.77	7.20	5.37	4.44	3.85	3.17	2.69
Weighted Average Life (in years)(1)(2)	29.30	18.46	10.67	7.12	5.31	4.39	3.81	3.14	2.66

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the issuing entity, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the issuing entity (exclusive of the reserve fund and, for the avoidance of doubt, the Swap Account, the Supplement Interest Trust, the Swap Administration Agreement, the Reserve Fund, the Yield Maintenance Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the issuing entity.

Characterization of the Regular Certificates

For federal income tax purposes, a beneficial owner of a Class A, Class M or Class B Certificate (each, a “Regular Certificate”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the securities administrator will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of. each REMIC regular interest component for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the related mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, and assuming for this purpose that the fixed rate used to calculate the related Fixed Swap Payment as described in this free writing prospectus for such distribution date does not exceed the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), and (ii) any related Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Regular Certificate may differ from the actual amount of distributions on such certificate.

.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Regular Certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

Allocation

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the securities administrator may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

Original Issue Discount

The REMIC regular interest components of the offered certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of a Regular Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The Notional Principal Contract Component

The securities administrator will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on such certificate in any period and over the term of the certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Sale or Exchange of the Regular Certificates

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that the Regular Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Status of the Regular Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the issuing entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the base prospectus.

No Withholding on Net Swap Payments Payable to Issuing Entity by Swap Provider or the Yield Maintenance Agreement Provider

The Pooling and Servicing Agreement will restrict any transfer of any Class CE Certificate unless the proposed transferee of such Class CE Certificate (1) provides to the securities administrator the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator, on behalf of the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such form (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such form has become obsolete or incorrect, each as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification form from a proposed transferee of any Class CE Certificate, the securities administrator will forward such tax certification form provided to it to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will then forward such tax certification form provided to it to the Swap Provider. Each holder of a Class CE Certificate and each transferee thereof will be deemed to have consented to the Supplemental Interest Trust Trustee forwarding to the Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of the Class CE Certificates would cause the Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the Swap Provider receives the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator, on behalf of the Supplemental Interest Trust, (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto) together with any applicable attachments) and any updates thereto from the proposed multiple holders of the Class CE Certificates or the Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class CE Certificate to a proposed transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement. The Yield Maintenance Agreement will require the issuing entity on the closing date to provide the Yield Maintenance Agreement Provider with the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the Yield Maintenance Agreement Provider, pursuant to the Yield Maintenance Agreement, to the securities administrator, on behalf of the issuing entity, (i.e., IRS Form W-9 (or any successor form thereto)) and to update such form (i) upon expiration of any such form, (ii) as reasonably requested by the Yield Maintenance Agreement Provider and (iii) promptly upon learning that such form has become obsolete or incorrect. So long as each holder of Class CE Certificates or issuing entity, as applicable, complies with these restrictions and requirements described above and the Swap Provider and the Yield Maintenance Agreement Provider receive the appropriate tax certification forms as described above, under current federal income tax law, there will be no withholding or deduction for taxes from any amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator, on behalf of the Supplemental Interest Trust or any amounts payable by the Yield Maintenance Agreement Provider, pursuant to the Yield Maintenance Agreement, to the securities administrator, on behalf of the issuing entity.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the securities administrator or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the base prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus and in this free writing prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgaged properties has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loan in the mortgage pool than it is for any mortgage loan that is not seasoned

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Underwriters’ Exemption and the enumerated class exemptions.

Each beneficial owner of a Class M, Class B-1, Class B-2 or Class B-3 Certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, S&P, Fitch or Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, the securities administrator, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the EMC Mortgage Corporation and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the master servicer, the securities administrator, the trustee, the issuing entity, or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

EMC Mortgage Corporation, Bear, Stearns & Co. Inc., the Swap Provider and the depositor are affiliated parties. There are no affiliations among the sponsor, the depositor or the issuing entity, on one hand, and any of the trustee, the master servicer, the securities administrator, any servicer, First NLC, Accredited or any custodian on the other, except as described under “The Sponsor” in this free writing prospectus.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the trustee, the master servicer, the securities administrator, any servicer, First NLC, Accredited or any custodian, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as will have been filed with the Commission will be posted on the securities administrator’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

INDEX OF DEFINED TERMS

1998 Policy Statement
AB Servicing Criteria
Additional Termination Events
Applied Realized Loss Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
Certificate Principal Balance
Certificates
Class A Certificates
Class A Principal Distribution Amount
Class M Certificates
Class M-1 Principal Distribution Amount
Class M-10 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Class M-5 Principal Distribution Amount
Class M-6 Principal Distribution Amount
Class M-7 Principal Distribution Amount
Class M-8 Principal Distribution Amount
Class M-9 Principal Distribution Amount
Clearstream
Code
Compensating Interest
CPR
CSSF
Current Interest
Current Specified Enhancement Percentage
Swap Administration Agreement
Swap Administrator
DTC
Due Period
Early Termination Date
EMC
Encore
ERISA
Euroclear
Events of Default
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
HELOCs
Illegality
Insurance Proceeds
Interest Carry Forward Amount
Interest Funds
Interest Rate Swap Agreement
IRS
LIBOR Business Day
Liquidation Proceeds
Margin
Master Servicer Collection Account
MERS
MERS® System
MIT
Moody’s
NCUA
Net Rate Cap
Notional Principal Contract Regulations
OTS
Overcollateralization Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Parity Act
Pass-Through Rate
Plans
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Realized Loss
Regular Certificate
Relief Act
Remaining Excess Spread
REO
Restricted Group
Rules
Standard & Poor’s
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Downgrade Provisions
Swap Event of Default
Swap Provider
Swap Provider Trigger Event
Swap Termination Event
Swap Termination Payment
Tax Counsel
Tax Event
Tax Event Upon Merger
Termination Events
Trigger Event
Unpaid Realized Loss Amount
VRU
Wells Fargo Bank
Yield Maintenance Agreement
Yield Maintenance Agreement Downgrade Provisions
Yield Maintenance Agreement Event of Default
Yield Maintenance Agreement Provider
Yield Maintenance Agreement Termination Event
Yield Maintenance Agreement Termination Payment

SCHEDULE A

Mortgage Loan Statistical Data

     The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in each loan group, and about the mortgage loans in the aggregate.  Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans in the related loan group or of the mortgage loans in the aggregate, as applicable.  The sum of the respective columns may not equal the total indicated due to rounding.

Mortgage Interest Rates of the Mortgage Loans in the Total Pool

Mortgage Interest Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001% - 5.500%	1	$49,890	0.01%	741	23.26%
5.501% - 6.000%	5	1,096,660	0.15	643	83.71
6.001% - 6.500%	48	12,562,725	1.71	672	75.27
6.501% - 7.000%	201	44,769,683	6.09	659	74.80
7.001% - 7.500%	320	74,867,457	10.18	639	77.38
7.501% - 8.000%	548	119,929,518	16.31	629	77.33
8.001% - 8.500%	583	116,602,307	15.86	613	79.66
8.501% - 9.000%	734	139,926,701	19.04	595	80.79
9.001% - 9.500%	446	76,151,205	10.36	582	82.01
9.501% - 10.000%	586	75,754,626	10.31	575	83.54
10.001% - 10.500%	193	23,596,191	3.21	582	85.81
10.501% - 11.000%	208	21,076,270	2.87	591	89.23
11.001% - 11.500%	146	11,075,822	1.51	624	95.72
11.501% - 12.000%	171	10,141,613	1.38	629	97.05
12.001% - 12.500%	94	4,357,260	0.59	619	95.54
12.501% - 13.000%	58	2,074,325	0.28	631	99.05
13.001% - 13.500%	21	716,770	0.10	620	99.60
13.501% - 14.000%	8	259,779	0.04	629	99.99
14.001% and greater	3	91,661	0.01	593	100.00
Total	4374	$735,100,464	100.00%	610	80.67%

     As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in the total pool was approximately 8.635%.

*Original Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Loan-to- Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%	1	$49,936	0.01%	539	10.00%
10.01% - 20.00%	8	853,128	0.12	563	14.80
20.01% - 30.00%	16	1,697,250	0.23	569	26.34
30.01% - 40.00%	43	4,822,525	0.66	597	35.90
40.01% - 50.00%	89	11,951,752	1.63	592	46.16
50.01% - 60.00%	147	26,741,235	3.64	584	56.13
60.01% - 70.00%	350	66,802,676	9.09	590	66.63
70.01% - 80.00%	1507	310,426,928	42.23	613	78.39
80.01% - 90.00%	1148	220,463,003	29.99	608	87.39
90.01% and greater	1065	91,292,032	12.42	634	98.21
Total	4374	$735,100,464	100.00%	610	80.67%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total pool was approximately 80.67%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%	1	$49,936	0.01%	539	10.00%
10.01% - 20.00%	8	853,128	0.12	563	14.80
20.01% - 30.00%	16	1,697,250	0.23	569	26.34
30.01% - 40.00%	43	4,822,525	0.66	597	35.90
40.01% - 50.00%	88	11,869,642	1.61	592	46.17
50.01% - 60.00%	144	26,383,022	3.59	584	56.14
60.01% - 70.00%	348	66,015,053	8.98	589	66.60
70.01% - 80.00%	1075	207,675,389	28.25	591	77.59
80.01% - 90.00%	1076	211,483,984	28.77	608	87.10
90.01% and greater	1575	204,250,535	27.79	644	88.67
Total	4374	$735,100,464	100.00%	610	80.67%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in the total pool was approximately 83.60%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in the Total Pool

Original Principal Balance	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$1 - $100,000	1431	$83,567,572	11.37%	609	84.25%
$100,001 - $200,000	1,588	232,979,520	31.69	603	79.66
$200,001 - $300,000	803	195,279,635	26.57	607	80.19
$300,001 - $400,000	321	110,372,320	15.01	616	79.67
$400,001 - $500,000	164	73,677,451	10.02	619	82.31
$500,001 - $600,000	46	25,047,001	3.41	636	81.52
$600,001 - $700,000	17	10,925,463	1.49	660	79.16
$700,001 - $800,000	3	2,292,862	0.31	677	87.64
$800,001 and greater	1	958,641	0.13	646	80.00
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the average original principal balance of the mortgage loans in the total pool was approximately $168,300.

Credit Score for the Mortgage Loans in the Total Pool

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
461 - 480	1	$274,786	0.04%	477	65.48%
500 - 519	235	39,188,266	5.33	510	72.92
520 - 539	329	53,300,622	7.25	530	74.70
540 - 559	399	70,787,536	9.63	550	77.79
560 - 579	346	64,147,351	8.73	570	78.74
580 - 599	507	90,785,431	12.35	589	82.62
600 - 619	672	101,210,588	13.77	609	82.30
620 - 639	587	89,773,814	12.21	629	82.13
640 - 659	445	76,609,792	10.42	649	82.09
660 - 679	358	60,044,314	8.17	669	82.08
680 - 699	214	37,329,675	5.08	689	83.46
700 - 719	131	23,423,902	3.19	708	84.42
720 - 739	66	10,928,786	1.49	728	86.69
740 - 759	42	8,626,793	1.17	748	83.39
760 - 779	25	6,075,182	0.83	769	82.28
780 - 799	15	2,459,613	0.33	787	78.48
800 - 819	2	134,012	0.02	804	92.43
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the weighted average credit score of the mortgage loans in the total pool was approximately 610.

Geographic Distribution of the Mortgaged Properties in the Total Pool*

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	23	$2,671,147	0.36%	593	82.10%
Alaska	5	1,492,603	0.20	624	85.79
Arizona	252	41,730,946	5.68	618	80.67
Arkansas	36	1,511,502	0.21	624	92.86
California	562	146,597,570	19.94	619	79.12
Colorado	37	5,449,327	0.74	607	84.40
Connecticut	50	8,994,711	1.22	602	80.24
Delaware	11	1,908,816	0.26	601	82.40
Florida	752	131,405,891	17.88	613	79.38
Georgia	116	16,789,476	2.28	601	85.29
Hawaii	12	3,459,044	0.47	593	71.59
Idaho	10	1,236,307	0.17	576	77.51
Illinois	319	60,752,859	8.26	614	83.97
Indiana	75	6,985,763	0.95	613	85.32
Iowa	4	331,220	0.05	608	88.76
Kansas	18	2,348,451	0.32	615	85.02
Kentucky	27	2,858,890	0.39	577	86.51
Louisiana	37	4,457,176	0.61	582	84.64
Maine	4	408,739	0.06	608	55.81
Maryland	129	27,584,889	3.75	607	79.69
Massachusetts	55	12,433,491	1.69	605	76.86
Michigan	131	13,160,464	1.79	607	86.22
Minnesota	29	3,994,428	0.54	593	86.09
Mississippi	13	961,886	0.13	580	85.45
Missouri	103	10,642,324	1.45	595	83.60
Montana	5	519,899	0.07	576	86.93
Nebraska	18	1,765,214	0.24	602	85.38
Nevada	78	18,655,264	2.54	605	82.19
New Hampshire	13	2,501,285	0.34	600	80.80
New Jersey	130	27,251,961	3.71	610	75.89
New Mexico	35	4,028,027	0.55	612	79.17
New York	116	29,377,604	4.00	611	73.18
North Carolina	65	8,000,702	1.09	595	84.93
Ohio	55	5,108,962	0.70	605	85.96
Oklahoma	30	2,227,391	0.30	609	86.75
Oregon	49	8,642,654	1.18	600	81.24
Pennsylvania	152	16,417,058	2.23	596	82.70
Rhode Island	30	5,423,609	0.74	602	82.02
South Carolina	16	2,164,474	0.29	584	84.50
South Dakota	2	128,918	0.02	603	91.35
Tennessee	96	8,773,042	1.19	604	85.43
Texas	392	36,121,753	4.91	612	83.34
Utah	56	10,788,224	1.47	602	83.08
Vermont	4	367,858	0.05	574	86.23
Virginia	88	15,835,057	2.15	600	80.53
Washington	72	13,783,218	1.88	601	77.80
West Virginia	8	1,054,991	0.14	597	86.92
Wisconsin	53	5,966,087	0.81	605	86.42
Wyoming	1	29,294	0.00	660	100.00
Total	4,374	$735,100,464	100.00%	610	80.67%

*No more than approximately 0.39% of the mortgage loans in the total pool by principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in the Total Pool

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family	248	$57,738,458	7.85%	636	78.54%
Condominium	175	25,294,868	3.44	615	82.08
PUD	250	45,666,621	6.21	601	80.68
Single Family	3,618	592,066,042	80.54	608	80.76
Townhouse	83	14,334,475	1.95	633	82.97
Total	4,374	$735,100,464	100.00%	610	80.67%

Occupancy Status of Mortgaged Properties in the Total Pool*

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor	355	$57,978,683	7.89%	649	79.62%
Owner Occupied	3,985	672,245,887	91.45	607	80.72
Second Home	34	4,875,894	0.66	654	85.72
Total	4,374	$735,100,464	100.00%	610	80.67%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in the Total Pool

Original Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months	6	$609,141	0.08%	642	61.92%
180 - 239 months	252	15,988,929	2.18	641	93.93
240 - 359 months	25	2,718,656	0.37	633	73.56
360 months	4,091	715,783,738	97.37	610	80.42
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the total pool was approximately 355 months.

Remaining Term to Stated Maturity for the Mortgage Loans in the Total Pool

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months	6	$609,141	0.08%	642	61.92%
121 - 180 months	252	15,988,929	2.18	641	93.93
181 - 240 months	25	2,718,656	0.37	633	73.56
301 - 360 months.	4,091	715,783,738	97.37	610	80.42
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the total pool was approximately 352 months.

Loan Purpose for the Mortgage Loans in the Total Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance	2,774	$518,185,895	70.49%	599	78.54%
Purchase	1439	191,539,900	26.06	641	86.36
Rate/Term Refinance	161	25,374,670	3.45	606	81.30
Total	4,374	$735,100,464	100.00%	610	80.67%

Documentation Type of the Mortgage Loans in the Total Pool

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative	2,685	$409,609,051	55.72%	598	81.31%
Limited	32	6,007,012	0.82	616	84.48
No Documentation	21	4,175,923	0.57	684	74.46
Stated Income	1,636	315,308,478	42.89	625	79.85
Total	4,374	$735,100,464	100.00%	610	80.67%

Product Type of the Mortgage Loans in the Total Pool

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
40YRBALLOON	144	$26,177,312	3.56%	603	75.33%
50YRBALLOON	107	20,472,420	2.78	635	81.07
BALLOON	215	12,881,667	1.75	649	99.49
FIXED	1368	134,619,607	18.31	613	80.94
FIXEDIO	20	4,694,630	0.64	662	77.38
LIBOR1/6ARM40YRBLN	1	399,223	0.05	624	85.00
LIBOR2/6ARM	412	72,999,514	9.93	595	80.59
LIBOR2/6ARM40YRBLN	150	39,723,411	5.40	600	79.80
LIBOR2/6ARM50YRBLN	228	58,774,604	8.00	622	83.98
LIBOR2/6ARMIO	105	32,440,053	4.41	655	81.82
LIBOR3/6ARM	729	126,422,672	17.20	596	79.26
LIBOR3/6ARM40YRBLN	473	108,467,330	14.76	590	77.73
LIBOR3/6ARM50YRBLN	264	58,111,171	7.91	623	84.72
LIBOR3/6ARMIO	78	21,810,722	2.97	669	81.00
LIBOR5/6ARM	27	4,885,759	0.66	592	77.05
LIBOR5/6ARM40YRBLN	33	6,575,516	0.89	602	76.25
LIBOR5/6ARM50YRBLN	3	675,558	0.09	662	75.15
LIBOR5/6ARMIO	17	4,969,293	0.68	645	76.64
Total	4,374	$735,100,464	100.00%	610	80.67%

Rate Adjustment Frequency of the Mortgage Loans in the Total Pool

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months	2,520	$536,254,828	72.95%	608	80.42%
Fixed	1,854	198,845,635	27.05	617	81.33
Total	4,374	$735,100,464	100.00%	610	80.67%

Months to Next Rate Adjustment of the Mortgage Loans in the Total Pool

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 - 5 months	7	$1,173,985	0.16%	613	83.14%
6 - 11 months	6	1,550,349	0.21	670	82.00
12 - 17 months	75	17,188,948	2.34	613	84.43
18 - 23 months	808	184,423,524	25.09	613	81.34
24 - 29 months	30	7,510,526	1.02	609	85.40
30 - 35 months	1514	307,301,370	41.80	604	79.73
54 - 59 months	80	17,106,127	2.33	614	76.55
Fixed	1,854	198,845,635	27.05	617	81.33
Total	4,374	$735,100,464	100.00%	610	80.67%

The weighted average next rate adjustment for the adjustable rate mortgage loans is approximately 29 months in the total pool.  Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a fixed period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in the Total Pool

Maximum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
11.500% - 11.749%	1	$371,687	0.05%	683	80.00%
11.750% - 11.999%	1	259,068	0.04	550	85.00
12.250% - 12.499%	1	250,702	0.03	527	75.00
12.500% - 12.749%	2	528,349	0.07	581	79.69
13.000% - 13.249%	9	2,835,272	0.39	664	78.60
13.250% - 13.499%	27	6,650,244	0.90	641	76.55
13.500% - 13.749%	36	8,643,807	1.18	663	78.26
13.750% - 13.999%	77	19,816,134	2.70	662	76.57
14.000% - 14.249%	79	18,439,317	2.51	637	77.18
14.250% - 14.499%	117	30,542,485	4.15	647	78.55
14.500% - 14.749%	170	41,970,324	5.71	632	79.68
14.750% - 14.999%	252	59,646,199	8.11	625	77.06
15.000% - 15.249%	126	30,938,556	4.21	623	80.22
15.250% - 15.499%	196	44,192,635	6.01	613	79.33
15.500% - 15.749%	218	46,386,859	6.31	603	81.87
15.750% - 15.999%	322	67,619,659	9.20	594	81.32
16.000% - 16.249%	142	30,437,697	4.14	581	80.75
16.250% - 16.499%	164	28,976,142	3.94	577	81.77
16.500% - 16.749%	150	29,447,786	4.01	573	82.81
16.750% - 16.999%	182	32,179,613	4.38	571	82.70
17.000% - 17.249%	49	8,072,196	1.10	570	84.29
17.250% - 17.499%	63	8,862,403	1.21	582	86.81
17.500% - 17.749%	47	6,899,344	0.94	567	87.38
17.750% - 17.999%	46	6,673,485	0.91	570	84.08
18.000% - 18.249%	14	1,918,427	0.26	578	86.41
18.250% - 18.499%	13	1,751,415	0.24	579	91.47
18.500% - 18.749%	10	1,256,181	0.17	593	93.00
18.750% - 18.999%	2	260,292	0.04	509	80.68
19.000% - 19.249%	4	428,549	0.06	592	89.35
Fixed	1,854	198,845,635	27.05	617	81.33
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 15.602%.

Minimum Mortgage Rates of the Mortgage Loans in the Total Pool

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6.000% - 6.249%	9	$2,835,272	0.39%	664	78.60%
6.250% - 6.499%	24	5,605,292	0.76	651	74.39
6.500% - 6.749%	36	8,719,664	1.19	664	78.27
6.750% - 6.999%	76	19,040,291	2.59	659	76.11
7.000% - 7.249%	77	17,908,167	2.44	639	77.02
7.250% - 7.499%	114	30,198,746	4.11	646	78.75
7.500% - 7.749%	167	41,012,344	5.58	634	79.53
7.750% - 7.999%	256	61,323,459	8.34	625	77.28
8.000% - 8.249%	128	31,469,706	4.28	623	80.26
8.250% - 8.499%	196	43,883,250	5.97	613	79.02
8.500% - 8.749%	219	46,571,571	6.34	600	81.57
8.750% - 8.999%	323	67,744,998	9.22	595	81.39
9.000% - 9.249%	142	30,486,320	4.15	582	80.94
9.250% - 9.499%	168	30,060,219	4.09	578	82.19
9.500% - 9.749%	155	31,161,145	4.24	576	83.36
9.750% - 9.999%	183	32,459,930	4.42	571	82.64
10.000% - 10.249%	50	8,160,597	1.11	569	84.19
10.250% - 10.499%	64	8,997,579	1.22	578	85.73
10.500% - 10.749%	47	6,854,687	0.93	567	87.43
10.750% - 10.999%	44	6,419,596	0.87	569	83.94
11.000% - 11.249%	13	1,610,128	0.22	584	92.81
11.250% - 11.499%	13	1,751,415	0.24	579	91.47
11.500% - 11.749%	10	1,126,009	0.15	568	92.17
11.750% - 11.999%	2	260,292	0.04	509	80.68
12.000% - 12.249%	4	594,151	0.08	555	72.74
Fixed	1,854	198,845,635	27.05	617	81.33
Total	4,374	$735,100,464	100.00%	610	80.67%
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 8.624%.

Periodic Rate Cap of the Mortgage Loans in the Total Pool

Periodic Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%	23	$4,044,437	0.55%	600	77.26%
1.500%	2488	530,113,412	72.11	608	80.43
2.000%	9	2,096,980	0.29	592	84.31
Fixed	1,854	198,845,635	27.05	617	81.33
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in the total pool was approximately 1.498%.

Initial Rate Cap of the Mortgage Loans in the Total Pool

Initial Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.000% - 1.499%	3	$389,357	0.05%	609	53.62%
1.500% - 1.749%	963	208,099,248	28.31	598	77.58
2.000% - 2.249%	19	4,368,751	0.59	602	85.05
3.000% - 3.249%	1,535	323,397,473	43.99	614	82.23
Fixed	1,854	198,845,635	27.05	617	81.33
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in the total pool was approximately 2.378%.

Gross Margin of the Mortgage Loans in the Total Pool

Gross Margin	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.500% - 2.749%	1	$149,235	0.02%	664	65.00%
3.000% - 3.249%	5	1,480,163	0.20	641	73.10
3.250% - 3.499%	10	2,606,870	0.35	633	69.53
3.500% - 3.749%	9	1,819,774	0.25	622	74.20
3.750% - 3.999%	25	5,982,162	0.81	645	73.22
4.000% - 4.249%	11	2,619,847	0.36	653	78.82
4.250% - 4.499%	51	12,698,934	1.73	634	74.86
4.500% - 4.749%	36	7,616,901	1.04	626	73.19
4.750% - 4.999%	94	20,391,553	2.77	610	74.42
5.000% - 5.249%	70	15,041,250	2.05	588	78.45
5.250% - 5.499%	137	29,772,770	4.05	596	76.27
5.500% - 5.749%	139	29,592,143	4.03	609	79.52
5.750% - 5.999%	214	46,771,800	6.36	605	81.06
6.000% - 6.249%	192	44,139,183	6.00	619	80.76
6.250% - 6.499%	188	38,797,474	5.28	607	79.38
6.500% - 6.749%	162	38,608,994	5.25	616	80.72
6.750% - 6.999%	224	48,831,218	6.64	613	81.39
7.000% - 7.249%	177	35,373,524	4.81	610	82.10
7.250% - 7.499%	157	32,269,972	4.39	615	80.33
7.500% - 7.749%	512	94,262,424	12.82	596	84.26
7.750% - 7.999%	58	14,663,241	1.99	608	83.32
8.000% - 8.249%	35	9,628,074	1.31	578	80.24
8.250% - 8.499%	8	2,268,783	0.31	564	81.18
8.500% - 8.749%	2	231,303	0.03	532	77.67
8.750% - 8.999%	3	637,237	0.09	578	90.57
Fixed	1,854	198,845,635	27.05	617	81.33
Total	4,374	$735,100,464	100.00%	610	80.67%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total pool was approximately 6.412%.

Originator of the Mortgage Loans in the Total Pool

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
First NLC	2,262	$403,968,689	54.95%	618	82.33%
Accredited	1,468	273,001,764	37.14	596	76.35
OTHER	644	58,130,011	7.91	626	89.45
Total	4,374	$735,100,464	100.00%	610	80.67%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Morgan Stanley Structured Trust I 2007-1, Asset-Backed Certificates, Series 2007-1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depository of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depository for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depository, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a)  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the issuing entity and one or more United States persons have the authority to control all substantial decisions of the issuing entity or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.